UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ULTRA CLEAN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of the 2023 Annual General Meeting and Proxy Statement

ULTRA CLEAN HOLDINGS, INC.
26462 Corporate Avenue
Hayward, CA 94545
NOTICE OF 2023 ANNUAL MEETING
OF STOCKHOLDERS
OF ULTRA CLEAN HOLDINGS, INC.
Purposes:
• Elect our directors
• Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for fiscal 2023
• Hold an advisory vote on executive compensation
• Hold an advisory vote on the frequency of holding an advisory vote on executive compensation
• Approval of an amendment and restatement of our stock incentive plan
• Approval of an amendment and restatement of our employee stock purchase plan
• Conduct other business that may properly come before the annual meeting or any adjournment or postponement thereof

Adjournments or Postponements
In the event of an adjournment, postponement or emergency that may change the annual meeting’s time, date or location, we will make an announcement, issue a press release or post information at www.uct.com/investors to notify stockholders, as appropriate. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

Important Notice Regarding The Availability Of Proxy Materials For The Stockholder Meeting To Be Held On May 17, 2023: This Proxy Statement, along with our 2022 Annual Report to Stockholders, is available on the following website: http://materials.proxyvote.com.

Sincerely,

/s/ James P. Scholhamer James P. Scholhamer Chief Executive Officer April 21, 2023
Date: May 17, 2023 Time: 12:30 p.m. Pacific time
Virtual Meeting:
www.virtualshareholdermeeting.com/UCTT2023
The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/UCTT2023, you must enter the control number found on your proxy card, voting instruction form or notice.

Who Can Vote:
March 29, 2023 is the record date for voting. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.
All stockholders are cordially invited to attend the meeting. At the meeting, you will hear a report on our business and have a chance to meet some of our directors and executive officers.
VOTE ONLINE
VOTE BY PHONE
VOTE BY MAIL Sign, date and return your proxy card in the postage-paid envelope.

VOTE DURING THE MEETING
Whether you expect to attend the meeting or not, please vote electronically via the Internet or by telephone or by completing, signing and promptly returning the enclosed proxy card in the enclosed postage-prepaid envelope. You may change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

ULTRA CLEAN HOLDINGS, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ULTRA CLEAN HOLDINGS, INC.
26462 Corporate Avenue
Hayward, CA 94545
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
May 17, 2023
Information Concerning Solicitation and Voting
Your vote is very important. For this reason, our Board of Directors is requesting that you permit your shares of common stock to be represented at our 2023 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider in deciding how to vote on the matters brought before the meeting. The date of this proxy statement is April 21, 2023. The proxy statement and form of proxy are first being mailed to our stockholders on or about April 21, 2023.
Important Notice Regarding The Availability Of Proxy Materials For The Stockholder Meeting To Be Held On May 17, 2023: This Proxy Statement, along with our 2022 Annual Report to Stockholders, is available on the following website: http://materials.proxyvote.com.
General Information
Ultra Clean Holdings, Inc., referred to in this proxy statement as “Ultra Clean,” “UCT,” the “Company” or “we,” is soliciting the enclosed proxy for use at our Annual Meeting of Stockholders to be held on May 17, 2023 at 12:30 p.m., Pacific Time or at any adjournment thereof for the purposes set forth in this proxy statement. Due to the continued public health impact of the coronavirus outbreak (COVID-19), our annual meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/UCTT2023.
In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time, date or location, we will make an announcement, issue a press release or post information at www.uct.com/investors to notify stockholders, as appropriate. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Who May Attend and Vote at Our Annual Meeting
All holders of our common stock, as reflected in our records at the close of business on March 29, 2023, the record date for voting, may attend and vote at the meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/UCTT2023, you must enter the control number found on your proxy card, voting instruction form or notice you previously received.
Each share of common stock that you owned on the record date entitles you to one vote on each matter properly brought before the meeting. As of the record date, there were issued and outstanding 44,748,266 shares of our common stock, $0.001 par value.
Holding Shares as a “Beneficial Owner” (or in “Street Name”)
Most stockholders are considered the “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. If you are a stockholder of record, we are sending paper copies of the proxy materials directly to you. As our stockholder of record, you have the right to grant your voting proxy directly to us by signing and mailing the enclosed proxy card or by voting on the Internet or telephone or at the annual meeting.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or nominee, you are considered the beneficial owner of shares held in street name, and the proxy statement is being forwarded to you by or on behalf of your broker, bank or nominee (who is considered the stockholder of record with respect to those shares). As the beneficial
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owner, you have the right to direct your broker, bank, or nominee how to vote by following the instructions you receive from your broker, bank or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares at the annual meeting unless you request, complete and deliver a proxy from your broker, bank or nominee.
How to Vote
You may vote in person at the virtual meeting or by proxy.
Voting by Proxy. If you are a stockholder of record, you may vote by proxy over the Internet, by telephone or by mail if you complete and return the enclosed proxy card by following the instructions on the proxy card. If your shares are held in street name, you have the right to direct your broker, bank or nominee how to vote by following the instructions you receive from your broker, bank or nominee. The shares voted electronically, telephonically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting. We recommend that you vote by proxy even if you plan to attend the meeting. You may change your vote at the meeting even if you have previously submitted a proxy.
Voting at the Annual Meeting. The method or timing of your vote will not limit your right to vote at the annual meeting. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting. You should allow yourself enough time prior to the annual meeting to obtain this proxy from the holder of record.
How Proxies Work
This proxy statement is furnished in connection with the solicitation of proxies by us for use at the annual meeting and at any adjournment of that meeting. If you give us your proxy, you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals, or you may abstain from voting.
If you give us your proxy but do not specify how your shares shall be voted on a particular matter, your shares will be voted:
•	FOR the election of each of the named nominees for director;
•	FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm;
•	FOR the approval of the compensation of our named executive officers;
•	Every ONE YEAR frequency of holding an advisory vote on executive compensation;
•	FOR the approval of an amendment and restatement of our stock incentive plan;
•	FOR the approval of an amendment and restatement of our employee stock purchase plan; and
•	with respect to any other matter that may come before the annual meeting, as recommended by our Board of Directors or otherwise in the proxies’ discretion.
Changing or Revoking Your Vote
You have the right to revoke your previously submitted proxy at any time before your proxy is exercised at the annual meeting.
If you are the stockholder of record, you may revoke your proxy by resubmitting your vote on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card with a later date, by attending and voting at the annual meeting or by giving written notice to our Secretary that you wish to revoke your previously submitted proxy.
If you hold shares beneficially in street name, you may revoke your proxy by submitting new voting instructions to your broker, bank or nominee by following the instructions they provide you or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending and voting at the annual meeting.
Note that for both stockholders of record and beneficial owners, attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the annual meeting.
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Important Notice Regarding Delivery of Stockholder Documents
Only one proxy statement, annual report and set of accompanying materials, if applicable, are being delivered by us to multiple stockholders sharing an address, who have consented to receiving one set of such materials, until we receive contrary instructions from any such stockholders. We will deliver, promptly upon written or oral request, a separate copy of such materials to a stockholder at a shared address to which a single copy of such materials was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and accompanying materials now or in the future, or stockholders sharing an address who are receiving multiple copies of the proxy statement and accompanying materials and wish to receive a single copy of such materials, should submit a request to Broadridge, c/o Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call 800-542-1061.
Votes Needed to Hold the Meeting and Approve Proposals
In order to carry on the business of the annual meeting, stockholders entitled to cast a majority of the votes at a meeting of stockholders must be represented at the meeting, either in person or by proxy. In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast for a particular proposal, they will have the same effect as negative votes or votes against that proposal. Broker non-votes are also counted for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself.
Election of Directors. Our Amended and Restated Bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee). If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board. The Nominating, Environmental, Social and Corporate Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board.
Brokers do not have discretionary authority to vote shares without instructions from beneficial owners in the election of directors. Therefore, beneficial owners who are not stockholders of record and who want their votes to be counted in the election of directors must give voting instructions to their bank, broker or nominee before the date of the annual meeting.
Ratification of the appointment of our independent registered public accounting firm. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to ratify the appointment of our independent registered public accounting firm for the current fiscal year. We believe that the ratification of our independent registered public accounting firm is a routine proposal for which brokers may vote shares held on behalf of beneficial owners who have not given voting instructions with respect to that proposal.
Advisory vote on the compensation of our named executive officers. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be sufficient to approve, by an advisory, non-binding vote, the compensation of our named executive officers for fiscal 2022. The advisory vote on the compensation of our named executive officers, while held annually, is not considered a routine proposal; therefore, brokers lack the discretionary authority to vote shares without instructions from beneficial owners for this proposal.
Advisory vote on the frequency of holding an advisory vote on executive compensation. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to recommend, by an advisory vote, the frequency of a stockholder vote on the compensation of our named executive officers. The Board of Directors will consider the frequency of the stockholder vote receiving the greatest number of votes to be the frequency recommended by our stockholders. The advisory vote on the frequency of holding an advisory vote on executive compensation is not considered a routine proposal; therefore brokers lack the discretionary authority to vote shares without instructions from beneficial owners for this proposal.
Approval of an amendment and restatement of our stock incentive plan. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the amendment and restatement of our stock incentive plan, which will, among others, increase the
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number of shares available for issuance under the stock incentive plan from 12,555,695 to 14,555,695. The approval of the amendment and restatement of the stock incentive plan is not considered a routine proposal; therefore, brokers lack the discretionary authority to vote shares without instructions from beneficial owners for this proposal.
Approval of an amendment and restatement of our employee stock purchase plan. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the amendment and restatement of our employee stock purchase plan, which will, among others, increase the number of shares available for issuance under the stock incentive plan from 555,343 to 1,055,343. The approval of the amendment and restatement of the employee stock purchase plan is not considered a routine proposal; therefore brokers lack the discretionary authority to vote shares without instructions from beneficial owners for this proposal.
Approval of any other matter properly submitted to the stockholders at the annual meeting generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth information as of March 1, 2023 regarding the beneficial ownership (as defined by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our common stock by:
•	each person or group known by us to own beneficially more than five percent of our common stock;
•	each of our directors, director nominees and named executive officers individually; and
•	all directors and executive officers as a group.
In accordance with applicable rules of the Securities and Exchange Commission (the “SEC”), beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, and shares subject to restricted stock units that vest and are delivered, within 60 days of March 1, 2023. Shares issuable pursuant to the exercise of stock options, and restricted stock units that vest, in the 60 days following March 1, 2023, are deemed outstanding for the purpose of computing the ownership percentage of the person holding such options, or shares subject to restricted stock units, but are not deemed outstanding for computing the ownership percentage of any other person. The percentage of beneficial ownership for the following table is based on 44,791,653 shares of common stock outstanding as of March 1, 2023.
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The address of each of the named individuals in the table below is c/o Ultra Clean Holdings, Inc., 26462 Corporate Avenue, Hayward, CA 94545 unless otherwise indicated below. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
	SHARES OF COMMON STOCK BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER	PERCENT
Greater than 5% Stockholders
BlackRock, Inc.(1)	8,043,181	18.0%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(2)	3,607,710	8.1%
100 Vanguard Boulevard
Malvern, PA 19355
Swedbank Robur Fonder AB(3)	3,000,000	6.7%
SE-105 34
Stockholm, Sweden
Dimensional Fund Advisors L.P. (4)	2,301,761	5.1%
6300 Bee Cave Road
Austin, TX 78746
Named Executive Officers, Directors and Director Nominees
James P. Scholhamer(5)	349,544	*
Sheri L. Savage(6)	58,925	*
Vijayan S. Chinnasami(7)	144,468	*
Christopher S. Cook(8)	7,126	*
Jeffrey L. McKibben(9)	6,764	*
Clarence L. Granger(10)	91,838	*
Thomas T. Edman(10)	28,900	*
David T. ibnAle(10)	51,600	*
Emily M. Liggett(10)	35,631	*
Ernest E. Maddock(10)	29,100	*
Barbara V. Scherer(10)	44,600	*
Jacqueline A. Seto(10)	11,809	*
All Executive Officers and Directors as a Group (16 persons)(11)	927,639	2.1%
*	Less than 1%.
(1)	Based on a Schedule 13G filed on January 23, 2023 with the SEC for the period ended December 31, 2022.
(2)	Based on a Schedule 13G filed with the SEC on February 9, 2023 for the period ended December 31, 2022.
(3)	Based on a Schedule 13G filed with the SEC on January 27, 2023 for the period ended December 31, 2022.
(4)	Based on a Schedule 13G filed with the SEC on February 10, 2023 for the period ended December 31, 2022.
(5)
Includes (i) 24,012 performance restricted stock units and 19,647 restricted stock units that were scheduled to vest on April 24, 2023; (ii) 12,115 restricted stock units that were scheduled to vest on April 29, 2023; and (iii) 7,274 performance restricted stock units and 10,669 restricted stock units that were scheduled to vest on April 30, 2023.

(6)
Includes (i) 2,052 restricted stock units that were scheduled to vest on March 25, 2023; (ii) 10,915 performance restricted stock units and 10,915 restricted stock units that were scheduled to vest on April 24, 2023; (iii) 5,543 restricted stock units that were scheduled to vest on April 29, 2023; and (iv) 3,492 restricted stock units and 2,910 performance restricted stock units that were scheduled to vest on April 30, 2023.

(7)
Includes (i) 2,052 restricted stock units that were scheduled to vest on March 25, 2023; (ii) 5,457 performance restricted stock units and 16,372 restricted stock units that were scheduled to vest on April 24, 2023; (iii) 5,543 restricted stock units that were scheduled to vest on April 29, 2021; and (iv) 3,492 restricted stock units and 2,910 performance restricted stock units that were scheduled to vest on April 30, 2023.

(8)	Includes 7,126 restricted stock units that were scheduled to vest on April 29, 2023.
(9)	Includes 2,771 restricted stock units that were scheduled to vest on April 29, 2023.
(10)	Includes 3,701 restricted stock awards that vest on May 19, 2023.
(11)
Consists of shares beneficially owned by our current executive officers and directors as of March 1, 2023, which include (i) 4,959 restricted stock units that were scheduled to vest on March 25, 2023, (ii) 107,946 restricted stock units that were scheduled to vest on April 24, 2023, (iii) 42,098 restricted stock units that were scheduled to vest on April 29, 2023 and (iv) 33,327 restricted stock units that were scheduled to vest on April 30, 2023.

At the close of business on March 29, 2023, the record date, we had 44,748,266 shares of common stock outstanding. Each share of our common stock is entitled to one vote on all matters properly submitted for a stockholder vote.
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At the close of business on March 29, 2023, the record date, we had 44,748,266 shares of common stock outstanding. Each share of our common stock is entitled to one vote on all matters properly submitted for a stockholder vote.
Delinquent Section 16(a) Reports
Section 16(a) requires our directors, executive officers and beneficial holders of 10% or more of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our equity securities. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us and written representations we received from our directors and officers required to file the reports, we believe that all of our directors, executive officers and beneficial holders of 10% or more of a registered class of our equity securities, filed, on a timely basis, all reports required by Section 16(a) of the Exchange Act for the year ended December 30, 2022.
Cost of Proxy Solicitation
We will pay the cost of this proxy solicitation. Some of our employees may also solicit proxies, without any additional compensation. We may also reimburse banks, brokerage firms and nominees for their expenses in forwarding proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.
Deadline for Receipt of Stockholder Proposals
If you wish to submit a proposal for inclusion in the proxy statement for our 2024 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act, and we must receive your proposal at the address below no later than December 26, 2023. Stockholders intending to present a proposal at the next annual meeting without the inclusion of such proposal in the Company’s proxy materials, including for the election of director nominees, must comply with the requirements set forth in our Amended and Restated Bylaws. The Amended and Restated Bylaws require, among other things, that a stockholder must submit a written notice of intent to present such a proposal at the address below not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (as long as the date of the annual meeting is not advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, in which case notice must be received no earlier than 120 days prior to such meeting and no later than the later of 70 days prior to such meeting or the 10th day following the public announcement of the date of such meeting). Therefore, we must receive notice of such proposal for the 2024 Annual Meeting of Stockholders no earlier than January 17, 2024, and no later than February 16, 2024, otherwise such notice will be considered untimely and we will not be required to present it at the 2024 Annual Meeting of Stockholders. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Contacting Ultra Clean
If you have questions or would like more information about the annual meeting, you can contact us in either of the following ways:
•By telephone:	510-576-4400
•By fax:	510-576-4401
•In writing at our principal executive offices:	Ultra Clean Holdings, Inc. Attn: Secretary 26462 Corporate Avenue Hayward, CA 94545
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Company Overview
Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems, components, parts, and ultra- high purity cleaning and analytical services, primarily for the semiconductor industry. Under its Products division, the Company offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping, advanced flow control solutions, and high-precision manufacturing. Under its Services Division, the Company offers its customers tool chamber parts cleaning and coating, as well as micro-contamination analytical services.
Fiscal 2022 Year in Review
Performance Highlights:
In 2022, solid execution from our global teams resulted in record revenue despite COVID-related limitations, geopolitical events and macroeconomic forces including inflationary pressures and export restrictions. Demand for our products and services was strong in the first three quarters of the year; however, late in the year demand began to wane and our customers quickly pushed out and canceled orders in a rapid response to their customers doing the same. The impacts of reductions in end-market demand affected the entire supply chain, and we felt the effects in our full-year operating margins and earnings. We have responded to the weakened demand by reducing our costs while keeping our core capabilities in place and continuing to invest in programs that position the Company for greater success when the industry once again expands.
To manage through this downturn, we have taken immediate actions to reduce costs and optimize profits in the short term while continuing to make strategic investments to position the company for success in the next industry expansion.

Performance Achievements Across Key Financial Measures
Revenue
+13%
$2.1B
$2.4B
FY2021
FY2022
Non-GAAP Adjusted
Operating Margin*
12.2%
-10.2%
11.0%
FY2021
FY2022
Non-GAAP Adjusted EPS
(per diluted share)*
$4.20
-5.2%
$3.98
FY2021
FY2022

* Non-GAAP reflects adjustments to GAAP for amortization of intangible assets, restructuring charges, stock-based compensation, restructuring charges, VAT settlement, acquisition costs, net loss on divestitures, Covid-19 related costs, certain fair value related adjustments, certain insurance proceeds, certain legal-related costs and the tax effects of the foregoing adjustments. See Appendix A for a reconciliation of GAAP to non-GAAP measures and for additional information about the non-GAAP measures we use in this proxy statement.
•	Achieved record revenue of $2.4 billion in 2022, an increase of 13.0% year-over-year.
•	Non-GAAP operating margin was 11.0% in 2022, compared to 12.2% in 2021, mainly due to decreased efficiencies on lower volume of sales in the fourth quarter.
•	Earnings per share (“EPS”) was $3.98 in 2022, compared to $4.20 in 2021.
•	Paid down $40 million in debt, commenced a $150 million share repurchase program and repurchased $12 million of shares outstanding.
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•	Advanced global capacity expansion in strategic locations around the world.
Stock Price Performance:
In 2022, our total shareholder return performance was negatively impacted by industry headwinds, including a softening in end-market demand for semiconductors late in the year. Similar to most companies and industries, our performance was negatively impacted by macroeconomic factors, including inflationary pressures and rising interest rates, both of which impacted consumer spending. However, as shown below, for the five-year period beginning December 29, 2017, UCT has outperformed major indices including the S&P 500. This reflects UCT’s ability to meet increased demand for our products and services during three consecutive years of record industry growth. We will continue to leverage our global footprint and optimize operations to successfully meet our customers’ increasingly complex and expanding technology needs.

Comparison of Five Year Cumulative Total Return of UCT

Performance of $100 Initial investment vs. Russell 2000 vs. Nasdaq Composite vs. Philadelphia SE Semiconductor Index

$600
$550
$500
$450
$400
$350
$350
$300
$250
$200
$150
$100
$50
$0
12/30/16
12/29/17
12/31/18
12/31/2019
12/31/2020
12/31/21
12/30/22
UCTT
Russell 2000
Nasdaq Composite
Philadelphia SE Semiconductor Index

The following is a summary of key highlights of the Company’s financial performance for fiscal year 2022:
	YEARS ENDED
	12/31/2022	12/30/2021	INCREASE (DECREASE)	% INCREASE (DECREASE)
	(DOLLARS ARE IN MILLIONS)
Revenues	$2,374.3	$2,101.6	$272.7	13.0%
Gross margin	19.6%	20.5%	(0.9)%	(4.5)%
Non-GAAP gross margin*	20.2%	21.4%	(1.2)%	(5.4)%
Income from operations	$120.4	$185.7	$(65.3)	(35.2)%
Non-GAAP income from operations*	$260.2	$257.3	$2.9	1.1%
Operating cash flow	$47.2	$211.6	$(164.4)	(77.7)%
Market capitalization at fiscal year end	$1,497.1	$2,577.4	$(1,080.3)	(41.9)%
*
Non-GAAP reflects adjustments to GAAP for amortization of intangible assets, restructuring charges, stock-based compensation, VAT settlement, acquisition costs, net loss on divestitures, Covid-19 related costs, certain fair value related adjustments, certain insurance proceeds, certain legal-related costs and the tax effects of the foregoing adjustments. See Appendix A for a reconciliation of income from operations to non-GAAP income from operations and gross margin to non-GAAP gross margin and for additional information about the non-GAAP measures we use in this proxy statement.

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PROPOSAL 1: ELECTION OF DIRECTORS
Our Amended and Restated Bylaws provide that our Board of Directors shall be elected at the annual meeting of our stockholders, and each director so elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Our Board of Directors, at the recommendation of the Nominating, Environmental, Social and Corporate Governance Committee, has recommended for nomination the nominees for director named below. All of these nominees currently serve as our directors. Each nominee has consented to serve as a nominee, to serve as a director if elected, and to being named a nominee in this Proxy Statement. If a director nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if our Board of Directors names one.
Our Amended and Restated Bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee). If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board. The Nominating, Environmental, Social and Corporate Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board.
NAME	POSITION/OFFICE HELD WITH THE COMPANY	AGE	DIRECTOR SINCE
Clarence L. Granger	Chairman of the Board and Nominee for Director	74	2002
James P. Scholhamer	Chief Executive Officer, Director and Nominee for Director	56	2015
David T. ibnAle	Director and Nominee for Director	51	2002
Emily M. Liggett	Director and Nominee for Director	67	2014
Thomas T. Edman	Director and Nominee for Director	60	2015
Barbara V. Scherer	Director and Nominee for Director	67	2015
Ernest E. Maddock	Director and Nominee for Director	65	2018
Jacqueline A. Seto	Director and Nominee for Director	57	2020
Members of our Board self-identify as set forth in the table below:
Board Diversity Matrix (As of March 29, 2023)
Total Number of Directors	8
	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background*
African American or Black		1
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	3
Two or More Races or Ethnicities	1
LGBTQ+		1
Did Not Disclose Demographic Background
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Set forth below is information about each of our nominees for director:

Clarence L. Granger — Chairman and Independent Director
Director since 2002
Age: 74
Key qualifications and expertise considered by the Board in nominating this director:
  • Extensive knowledge of UCT’s business, strategy, people, operations, finances and competitive position in the semiconductor capital equipment industry as our former CEO
 •  Executive leadership and vision
 • Global network of customer, industry and government relationships

Clarence L. Granger has served as our Chairman since October 2006. From 1996 to 2015, Mr. Granger served in multiple roles with UCT including Chief Operating Officer and Executive Vice President of Operations, culminating with 12 years as our Chief Executive Officer. Before joining UCT, Mr. Granger held executive management roles at Seagate Technology, HMT Technology and Xidex, including the position of Chief Executive Officer for HMT Technology. Mr. Granger has a B.S. in Industrial Engineering from the University of California at Berkeley and an M.S. in Industrial Engineering from Stanford University.

James P. Scholhamer — Chief Executive Officer and Director
Director since 2015
Age: 56
Key qualifications and expertise considered by the Board in nominating this director:
 • Strong engineering and operations experience
  • Provides the Board of Directors with a unique perspective as Chief Executive Officer and leader of our strategic planning process

Before joining UCT as Chief Executive Officer in 2015, James P. Scholhamer served as Corporate Vice President and General Manager of Applied Materials, Inc., leading the Equipment Products Group and Display Services Group of its Global Service Division. Earlier at Applied Materials, Mr. Scholhamer served as Vice President of Operations-Energy for the Environmental and Display Products Division and Corporate Vice President and General Manager of the Display Business Group. Prior to joining Applied Materials, Mr. Scholhamer worked for Applied Films Corporation as Vice President of Operations, Engineering and Research Development and as Vice President of Thin Film Coating Division and Thin Film Equipment Division. Mr. Scholhamer holds a B.S. in Materials and Metallurgical Engineering from the University of Michigan.

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David T. ibnAle — Independent Director
Director since 2002
Age: 51
Key qualifications and expertise considered by the Board in nominating this director:
 •  Expertise in corporate finance, accounting and strategy
  • Brings a thorough understanding of business management, including investment, corporate strategy and mergers and acquisitions to UCT’s growth initiatives
  • Qualifies as a financial expert and provides important support as a member of our Audit Committee

David T. ibnAle is a Founding and Managing Partner of Advance Venture Partners LLC. He has 25 years of experience as an investor in high-growth technology companies. Before co-founding AVP, Mr. ibnAle was a Managing Director of TPG Growth, the growth equity and middle-market investment platform of TPG. Prior to joining TPG Growth, he was an investment professional and Partner at Francisco Partners and began his investing career at Summit Partners. Mr. ibnAle has served on the Boards of Directors of several public and private technology companies, and currently serves on the Boards of Affinity, Alto Solutions, E.Merge Technology Acquisition Corp., Headspace Health, Morning Consult, Nativo and UrbanSitter. Mr. ibnAle also serves on the Board of Trustees and as chair of the Investment Committee of The San Francisco Foundation. Mr. ibnAle holds a B.A. in Public Policy and an M.A. in International Development Policy from Stanford University, and an M.B.A. from the Stanford University Graduate School of Business.

Emily Liggett — Independent Director
Director since 2014
Age: 67
Key qualifications and expertise considered by the Board in nominating this director:
 • CEO and management experience in a variety of technical industrial companies
  • International perspective; has managed worldwide businesses, partnerships, and international joint ventures
  • Expertise in strategy, operations, new product development, sales, marketing, and business development for highly technical businesses

Emily Liggett is the Founder and Chief Executive Officer of Liggett Advisors, a strategy/implementation consulting business, since 2017. Previously, Ms. Liggett was CEO of NovaTorque, Inc., CEO of Apexon, CEO of Capstone Turbine and CEO of Elo TouchSystems. Before these roles, she held assignments in sales, marketing, operations and general management at Raychem Corporation, including GM of the Raychem Telecommunications Division. Ms. Liggett is presently a director of Materion Corporation. She was previously a director of Kaiser Aluminum, MTS Systems Corporation and of Immersion Corporation, and serves on the Purdue Research Foundation Board of Directors. As a board member, Ms. Liggett has developed expertise in oversight of corporate sustainability matters including environmental, social and governance best practices and implementation. Ms. Liggett has a B.S. in Chemical Engineering from Purdue University, an M.S. degree in Manufacturing Systems and an M.B.A. from Stanford University.

Thomas T. Edman — Independent Director
Director since 2015
Age: 60
Key qualifications and expertise considered by the Board in nominating this director:
  • Business acumen and experience in the technology industry with sizeable companies, including as CEO of a public company
 • Extensive experience in Asia and with compensation matters

Thomas T. Edman is currently Chief Executive Officer of TTM Technologies Inc. since 2014 and has been a member of its Board of Directors since 2004. Mr. Edman held multiple management roles at Applied Materials Inc., including Group Vice President and General Manager of the AKT Display Business Group and Corporate Vice President of Corporate Business Development. Before that he served as President and CEO of Applied Films Corporation and also as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals Inc. Mr. Edman is currently the Vice Chairman of IPC, a trade association for the electronics manufacturing industry. Mr. Edman holds a B.A. in East Asian Studies (Japan) from Yale University and an M.B.A. from The Wharton School at the University of Pennsylvania.

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Barbara V. Scherer — Independent Director
Director since 2015
Age: 67
Key qualifications and expertise considered by the Board in nominating this director:
  • Extensive experience in the technology industry, including significant operational expertise
  • Practical and strategic insight into complex financial reporting and management issues

Barbara V. Scherer’s career spans more than 30 years, including 25 years in senior financial leadership roles in the technology industry. Previously, she was Senior Vice President, Finance and Administration and Chief Financial Officer of Plantronics Inc. from 1998 to 2012. Before Plantronics, she held executive management positions spanning 11 years in the disk drive industry, was an associate with The Boston Consulting Group and was a member of the corporate finance team at ARCO. Ms. Scherer is a member of the Board of Directors of NETGEAR Inc. and chair of the compensation committee. She is also a board member of Ansys Inc. She previously served as a director of Keithley Instruments Inc., chaired audit committees from 2006-2022, and has experience serving on the boards of nonprofit organizations. Ms. Scherer received a B.A. from the University of California at Santa Barbara and an M.B.A. from the School of Management at Yale University.

Ernest E. Maddock — Independent Director
Director since 2018
Age: 65
Key qualifications and expertise considered by the Board in nominating this director:
  • Practical and strategic insight into complex financial reporting and management issues
 • Significant operational expertise
 • Knowledge of critical drivers across the semiconductor ecosystem

Ernest E. Maddock has held leadership positions at multiple global companies during his career. Mr. Maddock served as Senior Vice President and Chief Financial Officer at Micron Technology from 2015 until his retirement in 2018. Prior to joining Micron, Mr. Maddock served as Executive Vice President and Chief Financial Officer of Riverbed Technology. Before joining Riverbed, he spent 15 years at Lam Research Corporation (“Lam”), rising to Executive Vice President and Chief Financial Officer. His previous roles at Lam included Vice President, Customer Support Business Group; and Group Vice President and Senior Vice President of Global Operations. Currently, Mr. Maddock serves on the Board of Directors of Avnet, Inc. , Ouster Inc., Teradyne, Inc., and previously served as a member of the Board of Directors for Intersil Corporation. Mr. Maddock holds a B.S. in Industrial Management from the Georgia Institute of Technology and an M.B.A. from Georgia State University.

Jacqueline A. Seto — Independent Director
Director since 2020
Age: 57
Key qualifications and expertise considered by the Board in nominating this director:
 • Deep understanding of the semiconductor industry
 • Proven strategic insight
 • Extensive experience in product strategy and marketing

Jacqueline A. Seto is currently Principal of Side People Consulting, partnering with emerging companies and with non-profit organizations advising on strategic and business planning, change management and other executive service consulting. Previously, Ms. Seto spent 22 years at Lam Research, where she advanced to the position of Group Vice President and General Manager of the Clean Business Unit. Her previous roles at Lam included Corporate Vice President and General Manager in the Reliant Business Unit, Vice President of Product and Strategic Marketing and Managing Director of Emerging Businesses. Ms. Seto currently serves as a member of the Board of Trustees for The Oregon Museum of Science and Industry, and as a member of the Board of Directors for the International Women’s Forum Oregon. She previously served as a member of the Board of Directors for TriAegis Residential Services, for Mastersranking.com and as the Board Secretary of Prevent Child Abuse Oregon. As a board member, Ms. Seto has developed expertise in oversight of corporate sustainability matters including environmental, social and governance best practices and implementation. Ms. Seto holds a Bachelor of Engineering in Chemical Engineering from McGill University.

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There are no family relationships among any of our directors and executive officers. There are no arrangements or understandings between any of our directors and us pursuant to which such director was or is to be selected as a director or nominee. Information related to the compensation of our Board of Directors can be found under “—Director Compensation” below.
Board Recommendation
Our Board of Directors recommends that you vote “FOR” each of the nominees to the Board of Directors set forth in this Proposal 1.
Structure of Board of Directors and Corporate Governance Information
Director Independence. We are required to comply with the director independence rules of the Nasdaq Stock Market (“Nasdaq”) and the SEC. These rules require that the board of directors of a listed company be composed of a majority of independent directors and that the audit committee, compensation and people committee and nominating, environmental, social and corporate governance committee be composed solely of independent directors.
Our Board of Directors has determined that each of our directors and director nominees is independent in accordance with applicable Nasdaq and SEC rules other than Mr. Scholhamer. Accordingly, a majority of our current Board of Directors is independent as required by Nasdaq rules and, upon election of each of our director nominees at the 2022 Annual Meeting of Stockholders, a majority of our Board of Directors will be independent as required by Nasdaq rules.
Director Responsibilities. We are governed by our Board of Directors and its various committees that meet throughout the year. Our Board of Directors currently consists of eight directors. During 2022, there were five meetings of our Board of Directors. We expect directors to attend and prepare for all meetings of the Board of Directors and the meetings of the committees on which they serve. Each of our directors attended 100% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served during 2022.
Board Leadership Structure. Our corporate governance guidelines allow for the flexibility to combine or separate the offices of Chairman and the Chief Executive Officer to best serve the interests of the Company and its stockholders. Mr. Scholhamer serves as the Chief Executive Officer of the Company and Mr. Granger serves as the Chairman of our Board of Directors. Our Board of Directors believes our current board leadership structure to be an efficient and successful leadership model for the Company, promoting clear accountability and effective decision-making. The roles of our Chairman and Chief Executive Officer are separated to allow Mr. Scholhamer to develop and execute on our corporate strategy and focus on day-to-day operations and company performance. Our Board of Directors believes that our stockholders benefit from Mr. Granger’s service as Chairman due to his deep background and experience in our industry and his knowledge of our operations as our former Chief Executive Officer. Our Board of Directors recognizes that a different leadership model may be warranted under different circumstances. Accordingly, our Board of Directors periodically reviews its leadership structure.
The Board also continually reviews the need for effective independent oversight. Each member of each of our Board of Director’s standing committees is an independent director, and each independent director is actively involved in independent oversight. Our independent directors meet in executive session during each regularly scheduled quarterly meeting of our Board of Directors and periodically evaluate both our Chairman and our Chief Executive Officer as well as Board and committee performance. All directors have unrestricted access to management at all times and frequently communicate with the Chairman, the Chief Executive Officer and other members of management on a variety of topics. Given the above factors, our Board of Directors has determined that our leadership structure is appropriate.
Corporate Governance. Our Board of Directors has adopted corporate governance guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and the corporate governance policies and standards applicable to us in general. In addition, we have adopted a code of business conduct and ethics that applies to all officers, directors and employees. Our corporate governance guidelines and our code of business conduct and ethics as well as the charters of the Nominating, Environmental, Social and Corporate Governance Committee, Audit Committee and Compensation and People Committee are available on our website at http://uct.com/investors/corporate-governance/. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Communicating with our Board of Directors. Any stockholder wishing to communicate with our Board of Directors may send a letter to our Secretary at 26462 Corporate Avenue, Hayward, CA 94545. Communications intended specifically for non-employee directors should be sent to the attention of the chair of the Nominating, Environmental, Social and Corporate Governance Committee.
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Annual Meeting Attendance. Our Board of Directors has adopted a policy that all members should attend each annual meeting of stockholders when practical. Eight of our eight incumbent directors attended the 2022 Annual Meeting of Stockholders.
Risk Oversight
Our Board of Directors plays an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors regularly reviews reports from the management team on areas of material risk to the Company, including operational, financial, legal, cyber, environmental, social and governance (“ESG”) and strategic risks. Each of the committees of our Board of Directors also oversees the management of company risks that fall within the committee’s areas of responsibility. The Audit Committee periodically reviews risks associated with financial reporting and internal controls, as well as risks associated with liquidity, customer credit, inventory reserves and cybersecurity. The Nominating, Environmental, Social and Corporate Governance Committee assists the Board in overseeing risks associated with board organization, membership, structure and ESG. The Compensation and People Committee assists the Board in reviewing whether any material risks arise from our compensation programs and in overseeing risks associated with succession planning for our executives. The Board also reviews our director and officer insurance annually.
Environmental Social and Governance Considerations
Our ESG vision is to successfully align our strategy and operations with our values as a responsible global company in a thoughtful and authentic manner. Incorporating environmental, social and governance goals into our operating framework reflects our longstanding commitment to our customers, partners, shareholders, employees and the communities in which we operate. It’s the right thing to do for our company and our stakeholders.
Environmental Stewardship

UCT is committed to sustainable solutions that minimize our environmental impact and support our long-term success. As a growing, global company, UCT is continuously improving and expanding the scope of our environmental efforts.
Our Environmental Policy sets environmental protection as a priority and is approved and supported by the executive leadership team. The foundation of the policy is the concept of reducing, reusing and recycling to minimize our environmental footprint. We focus on continuous improvement by regularly assessing new requirements and stakeholder input. In addition, we have established an Environmental Management System that includes procedures to maintain compliance with regulations and industry bet practices.
We have a goal of zero environmental impact incidents. Our performance against this policy is monitored via reviews and audits.

OUR EFFORTS TO ADVANCE INDUSTRY-WIDE SOLUTIONS
UCT is committed to “SuCCESS2030” (Supply Chain Certification for Environmental and Social Sustainability). This Applied Materials (AMAT) initiative supports sustainability efforts throughout the supply chain. The goal is to build a responsible and sustainable end-to-end supply chain for the future of semiconductors. To align with SuCCESS2030 goals, we are an active member of the Responsible Business Alliance (“RBA”) and adhere to the RBA Code of Conduct, which is a set of social, environmental and ethical industry standards. As a participant in SuCCESS2030, we engage with AMAT’s external auditors and analyze operational enhancements including the auditing of our suppliers to ensure adherence to RBA guidelines.
We also subscribe to the RBA’s Responsible Mineral Initiative, which establishes standards for environmentally responsible and ethical business practices in the electronics industry and its supply chain. In 2022, we successfully submitted the Conflict Minerals Reporting Template and Extended Minerals Reporting Template as part of our commitment to SuCCESS 2030.
In 2022, UCT became a Founding Member of the Semiconductor Climate Consortium (SCC), the first global alliance of semiconductor ecosystem companies focused on reducing greenhouse gas emissions across the value chain. The SCC’s members are committed to the following objectives:
 •  Collaboration – Align on common approaches, technology innovations and communications channels to continuously reduce greenhouse gas emissions.

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• Transparency – Publicly report progress and Scope 1, 2 and 3 emissions annually. • Ambition – Set near- and long-term decarbonization targets with the aim of reaching net zero emissions by 2050.

SCC founding members are committed to driving climate progress within the semiconductor industry and support the Paris Agreement and related accords aimed at accelerating and intensifying the actions and investments required for a sustainable low-carbon future.

UCT is also committed to lowering our GHG emissions. To achieve this, we are actively developing a framework to align with our customers and establish and analyze baseline information for our global operations. UCT initiated this process in 2022 and has engaged third parties to support advancement of these plans.
Other highlights:

ENERGY EFFICIENT OPERATIONS
Increased efficiency can lower greenhouse gas (“GHG”) emissions and other pollutants to help protect the environment.
 •  UCT incorporates energy efficiency considerations into our capacity expansions. For example, our newest facilities in Ireland and Malaysia include infrastructure to support planned solar installations that will reduce our energy consumption over time. We also incorporate LED lighting and motion sensors in new facilities to reduce energy consumption.
 •   We are currently incorporating lean manufacturing methods where possible to increase energy efficiency and reduce waste.

RESPONSIBLE USE OF RESOURCES
UCT recognizes that the responsible use of natural resources is essential to sustainably growing our business and protecting the environment
 •  UCT follows RBA’s Responsible Minerals Assurance Process for tantalum. Tantalum is a rare metal commonly used in the electronics industry where high reliability in extreme environments is required. Tantalum is covered by regulations related to “conflict minerals” in the United States and the European Union.
 •  Our Environmentally Clean Process (“ECP”) for tantalum-deposited parts recover up to 95% of the metal, enabling it to re-enter the commodity market and reduce the demand for mined material.
 •  ECP also increases part lifetime and reduces wastewater generation while eliminating the use of chemicals at some of our high-volume cleaning facilities.
 •  UCT acknowledges our duty to protect water sources in the communities in which we operate and strives to conserve water use across our global operations by sharing best practices among sites.

REDUCING CHEMICAL USE
UCT’s parts cleaning business uses chemical-free processes where possible. This lowers our environmental impact by reducing the amount of waste requiring treatment and enabling the safe return of water to the environment.

MINIMIZING WASTE
UCT is committed to reducing waste across our locations to limit our environmental footprint. We have implemented reuse programs for packaging materials with our customers and suppliers, adhering to the semiconductor industry’s stringent protective packaging requirements.

REDUCING TRANSPORTATION
To reduce our overall emissions, UCT seeks to minimize transportation emissions wherever possible among our operations, and with our suppliers and employees. Many of UCT’s sites are strategically positioned close to our customers, which reduces the distance products must travel. Where possible, we develop regional supply chains that reduce overall shipping requirements.

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Social Responsibility

We aim to build a responsible and sustainable end-to-end supply chain, ensure employee health and safety in the workplace, foster an atmosphere of acceptance, inclusion, belonging, trust and mutual respect in the workplace, promote employee engagement inside and outside the company and give back to communities.
UCT strives to positively impact society by ensuring the people we work with are safe and treated with dignity and respect. We strive to be a good neighbor in the communities in which we operate.

HEALTH, WELLNESS AND SAFETY
 •  The safety of our personnel is our top priority. We have an established Safety policy to outline expectations, including our goal of zero accidents and injuries. Safety incident levels across our Products and Services Divisions are consistently below industry benchmarks.
 •  We consistently train, educate and qualify personnel to enable a safety-focused work environment.

 • We subscribe to the Responsible Business Alliance (“RBA”) Responsible Labor Initiative, which establishes standards to ensure that working conditions in the electronics industry and its supply chains are safe and that workers are treated with respect and dignity.

 • We require written certification from strategic direct product suppliers that the materials incorporated into their products comply with applicable laws and regulations, including laws regarding slavery and human trafficking of the country or countries in which they are doing business.

DIVERSITY, INCLUSION AND ENGAGEMENT
Central to UCT’s values is the belief that employees are our most important assets. Our goal is to foster an atmosphere of acceptance, inclusion, belonging, trust and respect for all.
We embrace diversity and multiculturalism. We respect regional differences while fostering a culture that maximizes both organizational and individual potential. Our culture emphasizes leadership, open and honest communication, training and mentoring, and a positive reward system.
 •  Diversity initiatives are overseen by our executive management team, including efforts to recruit from a broad talent base and initiatives to support a more inclusive workforce.
 •  In Q4 2022, UCT established an Employee Experience and Well-being committee focused on cultivating an environment that prioritizes respect, mental well-being and active engagement.
 •  Our employees take mandatory training to establish behavioral expectations, improve diversity and inclusion sentiment, and ensure that every employee is treated with dignity and respect.
 •  In 2021, UCT established a Women for Other Women initiative to provide opportunities for all our employees to connect, support and uplift each other to achieve success at work and in their personal lives.
 •  In 2022, UCT completed a diversity survey of our employees holding the title vice president or higher; with 100% participation, 61% of these senior leaders self-identified as female and/or minorities. We are currently developing a framework to broaden our efforts to monitor diversity across all levels of the company.
 •  UCT launched a company-wide learning management system (LMS) in 2022 that provides all employees with opportunities to advance their skills, knowledge and careers. Course offerings include leadership and professional skills, diversity and inclusion training, project management certification, environmental, health and safety courses and more. Over 5,700 UCT employees have engaged in LMS training for a total of more than 11,500 training hours.

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 • We are committed to the success of our employees. In 2022, 99% of our global workforce participated in performance reviews to measure achievements and opportunities against personal and corporate goals. All of our full-time, permanent employees participate financially in the success of the company via formal profit sharing or performance bonus plans.
 • We actively solicit the input of our employees as part of our efforts to make UCT an attractive place to work and to enhance recruiting and retention. In 2022, the results of a company-wide survey revealed that 76% of our employees would recommend UCT as a good place to work.

We are committed to contributing to the communities in which we operate and support our employees who participate in local events through the investment of time and resources. In 2022, UCT organized and conducted 24 events designed to give back and support local organizations and individuals.

Corporate Governance

Sound governance and strong leadership are key to delivering sustained value to our stakeholders. To succeed, we must safeguard and retain the trust of employees, partners, customers, investors and the communities in which we work and live.
As stewards of the company, our Board of Directors provides guidance and oversight and ensures that we maintain our high ethical standards. Effective corporate governance requires achieving the right mix of experience, background and diversity in perspectives; this is particularly important in a complex and highly technical business like ours. For more information on board diversity, please see page 9.
We benefit from a highly engaged and informed Board of Directors. Our board composition complies with Nasdaq and Securities and Exchange Commission rules regarding director independence and meets the two California board diversity requirements regarding women and under-represented groups.
Given the importance of ESG considerations, in 2021 UCT established that two of our three board committees would share oversight responsibility for ESG:
 • The Nominating, Environmental, Social and Corporate Governance Committee (formerly the Nominating and Corporate Governance Committee) provides oversight and guidance for ESG matters focusing on environmental and governance areas.
 • The Compensation and People Committee (formerly the Compensation Committee) provides oversight and guidance for the social component of ESG, including talent and career development, employee retention, promotion of diversity and inclusion and other people-related matters.

These committees meet regularly and provide input and guidance for consideration of environmental, social and governance matters to the broader board on a regular basis. Managing cyber-risk is increasingly critical to governance in today’s interconnected world. Oversight of cybersecurity risk lies with the Board, recognizing the potential impact of cybersecurity on our business. UCT has a Chief Information Officer and a Chief Information Security Officer, who report regularly to the Board. UCT’s cybersecurity management program ensures that technology, data management and privacy risks are identified, analyzed and managed. Our employees, contractors and directors receive regular information security training and participate in ongoing, mandatory cybersecurity awareness programs. In 2022, UCT obtained a security risk insurance policy, and we continue to enhance our security posture consistent with the risk program established by our Chief Information Security Officer. This includes expanding our global information security program, adding broad technical expertise, and advancing our enterprise security capabilities portfolio.

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Committees of Our Board of Directors
Our Board of Directors has three principal committees. The following describes each committee’s current membership, the number of meetings held during 2022 and its mission:
AUDIT COMMITTEE
Among other matters, the Audit Committee is responsible for:
• providing oversight of our accounting and financial reporting processes and audits of our financial statements;
• assisting the Board in its oversight of the integrity of our financial statements and the adequacy and effectiveness of our internal controls over financial reporting;
• periodically reviews risks related to data protection and cybersecurity;
• the qualifications, independence and performance of our independent auditors (including hiring and replacing our independent auditors as appropriate, reviewing and pre-approving any audit and non-audit services provided by our independent auditors and approving fees related to such services);

• the performance of our internal audit function;
• the review, approval and oversight of our Cash and Investment Policy and Financial Risk Management Policy,including oversight over our hedging strategy and the use of swaps and other derivative instruments for hedging risks;

• compliance with legal and regulatory requirements;
• compliance with our code of business conduct and ethics (and requests for waivers therefrom); and
• preparing the Audit Committee report that SEC rules require to be included in our proxy statement.
A copy of the Audit Committee’s charter is available on our website at http://uct.com/investors/corporate-governance/. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
The current members of the Audit Committee are Ernest E. Maddock (chair), Barbara V. Scherer, Thomas T. Edman and David T. ibnAle. Our Board of Directors has determined that each member of the committee satisfies both the SEC’s additional independence requirement for members of audit committees and the other requirements of Nasdaq for members of audit committees. The Board of Directors has also concluded that each member of the Audit Committee qualifies as an audit committee financial expert as defined by SEC rules and has the financial sophistication required by Nasdaq. The Audit Committee met four times in 2022.
COMPENSATION AND PEOPLE COMMITTEE
Among other matters, our Compensation and People Committee:
• oversees our compensation and benefits programs and policies generally, including the issuance of equity-based compensation;
• evaluates the performance of our executive officers and other senior executives;
• reviews our management succession plan;
• oversees and sets compensation for our executive officers, Board members and other senior executives;
• reviews and recommends inclusion of the Compensation Discussion and Analysis required to be included in our proxy statement by SEC rules, and
• oversees the social component of ESG matters.
A copy of the Compensation and People Committee’s charter is available on our website at http://uct.com/investors/corporate-governance/. The Compensation and People Committee’s process for deliberations on executive compensation is described below under “Compensation Discussion and Analysis.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
As part of our oversight of our executive compensation program and in conjunction with the Compensation and People Committee, we consider the impact of our executive compensation program and the incentives created by different elements of the executive compensation program on our risk profile. In addition, we review all of our compensation policies and procedures, including the incentives that they create and factors that affect the likelihood of excessive risk-taking, to determine whether they present a significant risk to the Company. Based on this review, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
Our executive succession planning process is a thoughtfully designed, long-term approach overseen by the Compensation and People Committee and the Board. At least annually, the Compensation and People Committee, the
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Board and the management team of the Company, devote a significant amount of time reviewing talent management activities, including succession plans and internal talent pool development. This includes long-term planning for executive development to ensure leadership sustainability, diversity, continuity and positive outcomes for the Company.
The current members of the Compensation and People Committee are Thomas T. Edman (chair), David T. ibnAle, Emily M. Liggett and Jacqueline A. Seto. Our Board of Directors has determined each member of the committee is independent as defined under Nasdaq and SEC rules. The Compensation and People Committee met five times in 2022.
NOMINATING, ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE COMMITTEE
Among other matters, our Nominating, Environmental, Social and Corporate Governance Committee:
• reviews and evaluates the size, composition, function and duties of the Board consistent with its needs;
• establishes criteria for the selection of candidates to the Board and its committees, and identifies individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by shareholders;

• recommends to the Board director nominees for election at our annual or special meetings of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

• recommends directors for appointment to committees of the Board;
• makes recommendations to the Board as to determinations of director independence;
• leads the process and assists the Board in evaluating its performance and the performance of its committees;
• periodically reviews our corporate governance guidelines and code of business conduct and ethics, and oversees compliance with our corporate governance guidelines; and
• oversees ESG matters focused on the environmental and governance components.
A copy of the Nominating, Environmental, Social and Corporate Governance Committee’s charter is available on our website at http://uct.com/investors/corporate-governance/. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
The current members of the Nominating, Environmental, Social and Corporate Governance Committee are Emily M. Liggett (chair), Barbara V. Scherer, Ernest E. Maddock and Jacqueline Seto. Our Board of Directors has determined that each member of the Nominating, Environmental, Social and Corporate Governance Committee is independent as defined under Nasdaq. The Nominating, Environmental, Social and Corporate Governance Committee met four times in 2022.
Consideration of Director Nominees
Director Qualifications. The Nominating, Environmental, Social and Corporate Governance Committee of the Board operates pursuant to a written charter and establishes membership criteria for the Board and each committee of the Board and recommends to the Board individuals for membership on the Board and its committees. There is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the interests of our stockholders. In conducting its assessment, the committee considers issues of judgment, diversity, age, skills, background, experience and such other factors as it deems appropriate given the needs of the Company and our Board of Directors. Although we do not have a formal policy with regard to the consideration of diversity, when identifying and selecting director nominees, the Nominating, Environmental, Social and Corporate Governance Committee also considers the impact a nominee would have in terms of increasing the diversity of our Board of Directors with respect to professional experience, skills, backgrounds, viewpoints and areas of expertise. The Nominating, Environmental, Social and Corporate Governance Committee also considers the independence, financial literacy and financial expertise standards required by our committee charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member.
Identifying and Evaluating Nominees for Director. In the event that vacancies are anticipated or otherwise arise, the Nominating, Environmental, Social and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating, Environmental, Social and Corporate Governance Committee through current directors, professional search firms engaged by us, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating, Environmental, Social and Corporate Governance Committee (or our independent directors) and may be considered at any point during the year.
Stockholder Nominees. Candidates for director recommended by stockholders will be considered by the Nominating, Environmental, Social and Corporate Governance Committee. Such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our
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Board of Directors, information regarding any relationships between the candidate and our Company within the last three years and a written indication by the recommended candidate of the candidate’s willingness to serve on our Board of Directors. Stockholder recommendations, with such accompanying information, should be sent to the attention of the Chair of the Nominating, Environmental, Social and Corporate Governance Committee at the address listed under “Information Concerning Solicitation and Voting — Contacting Ultra Clean.”
Stockholders also may nominate directors for election at our annual meeting of stockholders by following the provisions set forth in our Amended and Restated Bylaws. The deadline and procedures for stockholder nominations are disclosed elsewhere in this proxy statement under the caption “Information Concerning Solicitation and Voting—Deadline for Receipt of Stockholder Proposals.”
Director Compensation
Our non-employee directors earn the following annual retainers for service on our Board of Directors and its standing committees:
•	a $60,000 annual cash retainer for service as a member of our Board of Directors
•	an additional $50,000 annual cash fee for serving as independent chair of our Board of Directors
•	the following additional annual cash retainers for service on the standing committees of our Board of Directors:
•	Audit Committee – $12,500 (or $25,000 for the chair)
•	Compensation and People Committee – $10,000 (or $20,000 for the chair)
•	Nominating, Environmental, Social and Corporate Governance Committee – $10,000 (or $20,000 for the chair).
No fee is paid for attendance at any Board of Directors or committee meeting. Cash retainers for Board and committee service are paid quarterly.
Annual Stock Awards
On an annual basis, each non-employee director is eligible to receive an annual award of restricted stock. On the date of our 2022 annual meeting of stockholders, each of our non-employee directors at such time was granted a restricted stock award with a value of approximately $140,000 (equating to 3,701 shares of our common stock based on the 60 trading days average price of our common stock preceding the grant date) that fully vests on the earlier of (i) the day before the 2023 Annual Meeting of Stockholders and (ii) May 20, 2023.
Initial Stock Awards
Upon joining the Board (other than at an annual meeting), each non-employee director is eligible to receive an initial award of restricted stock, in an amount equal to the value of the annual non-employee director award for such year, pro-rated based on the length of services provided from appointment to the Board until the following annual stockholder meeting. The restricted stock will become fully vested on the date of the annual stockholder meeting following such award.
The following table sets forth compensation for our non-employee directors for fiscal 2022. Our only employee director during fiscal 2022, Mr. Scholhamer, does not receive separate compensation for service as a director. Information on Mr. Scholhamer’s compensation for fiscal 2022 is disclosed in the Summary Compensation Table below.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS(1)(2) ($)	TOTAL ($)
Thomas T. Edman	94,274	116,285	210,559
Clarence L. Granger	112,110	116,285	228,395
David T. ibnAle	84,082	116,285	200,367
Emily M. Liggett	89,562	116,285	205,847
Ernest E. Maddock	95,740	116,285	212,025
Jacqueline A. Seto	80,452	116,285	196,737
Barbara V. Scherer	83,000	116,285	199,285
(1)
The amounts shown are the grant date fair values for restricted stock awards granted in fiscal year 2022 computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the day preceding the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Messrs. Edman, Granger, ibnAle and Maddock and Mses. Liggett, Scherer and Seto each held an outstanding restricted stock award with respect to 3,701 shares of our common stock as of December 30, 2022.
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Compensation Recovery, or “Clawback” Policy
Our executive officers covered by section 16 of the Exchange Act are subject to the Company’s compensation recovery, or “clawback,” policy. The clawback policy was adopted and took effect in March 2020. It enables us, in the event that a material restatement of financial results is required, to recover, within 36 months of the issuance of the original financial statements, the excess amount of cash incentive-based compensation issued to covered individuals. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements in order for the clawback policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the clawback policy is triggered. We are prepared to update our current clawback policy once Nasdaq finalizes its proposed listing standards in accordance with the final clawback rules adopted by the SEC.
Stock Ownership Guidelines; Policy Against Hedging Transactions and Pledges
The Board of Directors has adopted stock ownership guidelines for our directors to more closely align the interests of our directors with those of our stockholders. The guidelines provide that each director should hold at least 3X annual cash compensation shares of our common stock, and that each director be allowed three years from the date such director joined our Board of Directors to accumulate such number of shares of our common stock. All of our Directors are expected to be in compliance with our stock ownership guidelines as of the date of the 2023 Annual Meeting.
The Board of Directors has also adopted stock ownership guidelines for our Chief Executive Officer. The policy was amended in February 2020 to provide that our Chief Executive Officer should hold common stock with a value at least 3X his or her base salary, and that he or she be allowed three years from the date such person becomes our Chief Executive Officer to accumulate such number of shares of our common stock. The amendment to the policy was intended to bring it in line with more contemporary governance and peer practices. Our Chief Executive Officer is currently in compliance with our stock ownership guidelines.
The Company’s Insider Trading Policy, which can be found on our website, provides that our securities shall not be made subject to hedge transactions or puts and calls. The Insider Trading Policy further prohibits any pledges of our securities by our directors and executive officers.
Compensation Consultant
The Compensation and People Committee determined to engage Semler Brossy Consulting Group, LLC (“Semler Brossy”), with respect to fiscal 2022 executive officer and non-employee director compensation matters. Semler Brossy was retained by our Compensation and People Committee to provide an independent review of the Company’s executive compensation programs, including an analysis of both the competitive market and the design of the programs for 2021. In addition, during 2022, Semler Brossy assisted the Compensation and People Committee with its CEO pay ratio analysis and provided our Compensation and People Committee assistance in developing our Compensation Discussion and Analysis in this proxy statement. Semler Brossy also furnished the Compensation and People Committee with reports on peer company practices relating to the following matters: short-term and long-term compensation program design; equity compensation; retention value of current equity holdings; target incentive opportunities; and compensation trends. For further discussion of the work conducted by Semler Brossy as our compensation consultant, see “Compensation Discussion and Analysis — Process for Determining Executive Compensation.”
Certain Relationships and Related Party Transactions
Related Person Transaction Policy. Our written Related Person Transaction Policy requires our Board of Directors or the Nominating, Environmental, Social and Corporate Governance Committee to review and approve all related person transactions. Our directors and officers are required to promptly notify our Chief Compliance Officer (currently our General Counsel) of any transaction which potentially involves a related person. Our Board of Directors or the Nominating, Environmental, Social and Corporate Governance Committee then considers all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms of the transaction, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. Our Board of Directors or the Nominating, Environmental, Social and Corporate Governance Committee will not approve or ratify a related person transaction unless it has determined that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.
Other than as disclosed above, since December 31, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Moss Adams LLP (“Moss Adams”) to serve as our independent registered public accounting firm for fiscal 2023. We are asking you to ratify this appointment. Ratification of the appointment of Moss Adams as our independent registered public accounting firm for fiscal 2023 requires the affirmative vote of the holders of a majority of our common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as negative votes for this proposal. Although ratification is not required for us to retain Moss Adams, in the event of a majority vote against ratification, the Audit Committee may reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Moss Adams is expected to be present at the annual meeting of stockholders, and will have the opportunity to make a statement if he/she desires to do so and is expected to be available to respond to appropriate questions.
Audit Fees
Set forth below are the aggregate audit fees incurred for the professional services provided by Moss Adams and its affiliates in fiscal 2022 and fiscal 2021.
	FISCAL YEAR ENDED
	DECEMBER 30, 2022	DECEMBER 31, 2021
Audit fees	$4,885,008	$4,668,962
Audit related fees	$96,500	$21,000
Total	$4,981,508	$4,689,962
Audit fees consist of fees billed, or to be billed, for services rendered to us and our subsidiaries for the audit of our annual financial statements and internal control over financial reporting, reviews of our quarterly financial statements included in our quarterly reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings. Audit related fees for 2022 consisted of fees billed for services rendered to us for employee benefit plans and certain due diligence projects. The audit related fees for 2021 consisted of fees billed for services rendered to us for employee benefit plans.
Preapproval Policy of Audit Committee of Services Performed by Independent Auditors
The Audit Committee’s policy requires that the committee preapprove audit and non-audit services to be provided by our independent auditors before the auditors are engaged to render services. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members; provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.
All services described above were pre-approved in accordance with the Audit Committee’s pre-approval policies.
Board Recommendation
Our Board of Directors recommends that you vote “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for fiscal 2023.
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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of our Board of Directors shall not be deemed “filed” with the Securities and Exchange Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.
The Audit Committee represents and assists the Board in fulfilling its responsibilities relating to the integrity of the Company’s financial statements. Areas of responsibility include evaluating audit performance and managing relations with our independent registered public accounting firm. The committee also monitors the activities and performance of the Company’s internal audit function, including scope of reviews, staffing levels, and reporting and follow-up procedures. As they pertain to the integrity of the Company’s financial statements, the Audit Committee also oversees policies and results with respect to risk assessment and risk management, including risks related to data protection and cybersecurity. In addition, the Audit Committee oversees the Company’s internal ethics and compliance program and receives quarterly reports from the Ethics and Compliance Officer. The key responsibilities of our Audit Committee are set forth in our Audit Committee’s charter, which is available on our website at http://uct.com/investors/corporate-governance/. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.
The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 30, 2022. This review included a discussion of the quality and the acceptability of our financial reporting and internal control over financial reporting, including the clarity of disclosures in the financial statements.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm such auditors’ independence from management and Ultra Clean, including the matters in such written disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.
The Audit Committee further discussed with our independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss any significant matters regarding internal control over financial reporting that have come to their attention during the audit, and to discuss the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors and our Board of Directors approved that the audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Annual Report on Form 10-K for the year ended December 30, 2022, as filed with the Securities and Exchange Commission on February 28, 2023.

Members of the Audit Committee
Ernest E. Maddock, Chair
Barbara V. Scherer
Thomas T. Edman
David T. ibnAle
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PROPOSAL 3: ADVISORY VOTE APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
This proposal provides you with an opportunity to cast a non-binding, advisory vote approving the fiscal 2022 compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC in this proxy statement, including the “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosures. Depending on the outcome of the frequency of non-binding advisory vote of our stockholders at our 2023 Annual Meeting of Stockholders on Proposal 4, we expect to hold a non-binding advisory vote on executive compensation annually until our next non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation, which is required no later than our 2029 Annual Meeting of Stockholders.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. We believe our 2022 executive compensation is appropriate. Please see the “Compensation Discussion and Analysis” beginning on page 26 for additional details about our executive compensation philosophy and programs, including information about the fiscal 2022 compensation of our named executive officers. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the fiscal 2022 compensation of our named executive officers.
As an advisory vote, this proposal is not binding on us or our Board of Directors. The Compensation and People Committee and our Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.
Board Recommendation

Our Board of Directors recommends that you vote “FOR” the approval of the non-binding advisory vote on compensation of our named executive officers for fiscal 2022 as disclosed pursuant to the compensation disclosure rules of the SEC, which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosures in this proxy statement.

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PROPOSAL 4: ADVISORY VOTE RECOMMENDING THE FREQUENCY OF ADVISORY STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION
This proposal provides you with an opportunity to cast a non-binding advisory vote as to the frequency of the stockholder vote to provide an advisory approval of the compensation of the named executive officers. You have the option to recommend that this vote should occur every one, two or three years, or to abstain from voting on this matter. Although, as an advisory vote, this proposal is not binding on us or our Board of Directors, the Compensation Committee and our Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation. After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for us, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to approve, by an advisory vote, the frequency of a stockholder vote on the compensation of our named executive officers. Abstentions will increase the number of shares present in person or by proxy and entitled to vote from which a majority is to be calculated for this proposal. Our Board of Directors will consider the frequency of the stockholder vote receiving the greatest number of votes to be the frequency recommended by our stockholders.
Board Recommendation

Our Board of Directors unanimously recommends that you vote for every “ONE YEAR” as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

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EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
The Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during 2022, the last fiscal year, to our Chief Executive Officer, Chief Financial Officer, and each of our three other highest paid executive officers (collectively referred to as our named executive officers). Our named executive officers (“NEOs”) for fiscal 2022 were:
NAME	AGE	POSITION
James P. Scholhamer	56	Chief Executive Officer & Director
Sheri L. Savage	52	Chief Financial Officer and Senior Vice President of Finance
Vijayan S. Chinnasami	57	Chief Operating Officer
Christopher S. Cook	54	President, Products Division
Jeffrey L. McKibben	60	Chief Information Officer
Fiscal 2022 Performance and Compensation Highlights
Despite the operational challenges associated with the pandemic-induced supply chain disruptions, we were able to deliver strong financial and market performance and maintain the design of our incentive programs.
Performance Highlights:
•	Achieved record revenue of $2.4 billion in 2022, an increase of 13.0% year-over-year.
•	Non-GAAP operating margin was 11.0% in 2022, compared to 12.2% in 2021.
•	Non-GAAP EPS was $3.98 in 2022, compared to $4.20 in 2021.
•	Full-year financial contribution of Ham-Let's process instrumentation and flow control systems.
•	As of December 30, 2022, UCT had $358.8 million in cash and cash equivalents.
Compensation Highlights:
•
Our annual incentive outcomes for FY2022 were paid above target based on record revenue, operating results and strong execution against strategic objectives. On average, the NEOs received annual incentive outcomes of 120% of target. We did not have any performance restricted stock (“PSU”) incentive payouts for the FY2022 performance year given our shift from a one-year to a three-year design. Our next PSU payout will occur following the FY2023 performance year.

•
We made increases to target cash compensation, primarily through base salary increases and target incentive opportunity, for our non-CEO NEOs ranging from 12% to 14.9% to more closely align their incentive with market levels. We increased target cash compensation 11.5% for our CEO, through a base salary increase and target incentive remained flat at 110% of base salary, to bring him closer to competitive market levels after being below the market midrange in the past.

•
Equity grant opportunities, and subsequently target total pay opportunities (defined as base salary plus target annual incentive plus target equity grant) for all non-CEO NEOs increased by a range of 33.4% to 36.4%, and increased for our CEO by 27.4%, to similarly account for being below the market midrange and seeking to achieve parity with internal peers.

•	We continued to rely on performance-based equity as part of our long-term incentive program with a 55% mix for our CEO, 50% mix for CFO, COO and CIO and 25% for other NEOs.
•
In 2021, we implemented a new PSU program to align with our business strategy by extending to a three- year performance period (FY2021 through FY2023) and using different metrics (relative revenue growth, operating EBITDA margin, relative total shareholder return) to better align the long-term interests of our NEOs with those of our stockholders. The results of this award will only be determined after FY2023. To assist in the transition from a one-year performance period with ratable vesting to a three-year performance period with 100% cliff vesting we delivered a one-time time-vesting transition grant that vests over two years to help bridge the vesting gap that would occur in FY2022 and FY2023 for each of the NEOs.

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Governance and Executive Pay Policies and Practices
The Company is committed to responsible executive compensation and governance practices that support our business and talent strategies to compete in the semiconductor industry while also aligning with prevailing governance practices. The following list contains items that we believe are in the shareholder’s best interest and practices that we avoid due to the potential for a misalignment between pay and performance:
WHAT WE DO	WHAT WE DO NOT DO
✔ Conduct an annual compensation review	✗ No excessive perquisites or benefits
✔ Conduct an annual Say-on-Pay advisory vote	✗ No excise tax gross-ups
✔ Conduct an annual compensation risk assessment	✗ No hedging or pledging of equity holdings
✔ Utilize an independent compensation consultant	✗ No stock option repricing
✔ Balance performance metrics in incentive plans	✗ No single-trigger change in control benefits
✔ Deliver more than 50% of CEO equity in PSUs
✔ Utilize relative performance in PSUs
✔ Provide market competitive severance benefits
✔ Maintain stock ownership guidelines
✔ Ability to clawback incentive payments
✔ Incorporate an average of 69% of “at risk” compensation for executive officers
Overview of Compensation Program and Philosophy
As a general principle, the Company seeks to tie executive compensation closely with the Company’s performance. When assessing our compensation programs, our Compensation and People Committee relies on three guiding principles:
1.
Attract, reward, and retain executive officers and other key employees to help drive our business forward. More specifically, we compete for key talent with other companies in the semiconductor sector, and the competition is high. Further, we are in regular talent competition with other technology companies outside of the semiconductor sector, which puts upward pressure on pay opportunities – particularly long-term, equity incentive values.

2.
Motivate key employees to achieve goals using individual performance goals combined with a balanced scorecard approach at the corporate, business unit and operational levels that enhance stockholder value. These corporate goals track with our longer-term objective of profitable growth and market share gains. Our corporate goals also addressed the integration of newly acquired businesses, including the integration of key talent.

3.	Promote pay for performance, internal compensation equity and external competitiveness.
To meet these objectives, we have historically adopted the following long-term compensation policies:
•	Pay compensation that is competitive with the practices of similarly situated electronics manufacturing services (EMS) companies and the practices of similar companies noted in industry surveys; and
•	Pay for performance by:
•	offering short-term cash incentive opportunities upon achievement of performance goals we consider challenging but achievable; and
•
providing significant, long-term equity incentive opportunities in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning the interests of our executive officers with those of our stockholders.

Our Compensation and People Committee considers these policies in determining the appropriate allocation of base salaries, annual cash incentive compensation, long-term equity-based compensation, and other benefits. Other considerations include our business objectives and environment, fiduciary and corporate responsibilities (including internal compensation equity considerations and affordability), competitive practices and trends, regulatory requirements, and the mitigation of risks associated with these policies. Like most companies, we use a combination of fixed and variable compensation programs to reward and incentivize strong performance, as well as to align the interests
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of our executive officers with those of our stockholders. In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation and People Committee takes into consideration a number of factors related to corporate and individual performance, as further described below, as well as competitive practices among our peer group.
Our Board of Directors and Compensation and People Committee have a long-standing practice of generally targeting compensation at or around the midrange of comparable companies for each element of our compensation program. The Compensation and People Committee believes that targeting overall, and each element of, compensation at or around the midrange of peer compensation will enable us to remain competitive in attracting and retaining qualified executive officers while avoiding paying amounts in excess of what we believe is necessary to attract and retain such executive officers. Our Compensation and People Committee also retains the discretion to target compensation for specific individuals based on a variety of additional factors, including Company and individual performance.
Process for Determining Executive Compensation
Each year, our Compensation and People Committee, together with our senior management team, establishes performance targets for short-term and long-term incentive plans that require the achievement of significant financial results. Each year, our Compensation and People Committee determines compensation by assessing prior year performance against these established financial targets, as well as other factors such as the compensation paid by comparable companies (which may include comparisons to companies in broad-based compensation surveys or, for fiscal 2022, our peer group), achievement of strategic objectives, improvements in market share and the professional development and potential of individual officers. Ultimately, the amount of compensation awarded to our executive officers is determined based on performance and what our Compensation and People Committee believes is in the best interests of our stockholders.
The Compensation and People Committee meets with our Chief Executive Officer and other executives, including our Senior Vice President of Human Resources, as necessary, to obtain recommendations with respect to Company compensation programs, practices, and packages. The Chief Executive Officer, in consultation with our Senior Vice President of Human Resources, develops recommendations that he makes to the Compensation and People Committee on executive performance, base salary, annual bonus targets and equity compensation for the executive team and other employees, other than himself. Our Senior Vice President of Human Resources also meets directly with the Compensation and People Committee (including outside the presence of our Chief Executive Officer) to assist the Compensation and People Committee in its decision-making process, including its analysis of broad-based data from third-party industry surveys and other data on executive compensation. Although the Compensation and People Committee considers management’s recommendations with respect to executive compensation, the Compensation and People Committee makes all final decisions on executive compensation matters.
Our Chief Executive Officer and Senior Vice President of Human Resources attend most of the Compensation and People Committee’s meetings, but the Compensation and People Committee also holds executive sessions not attended by any members of management or non-independent directors. The Compensation and People Committee deliberates and makes decisions with respect to performance and compensation without the Chief Executive Officer and the Company’s other executives present. The Compensation and People Committee has the ultimate authority to make decisions with respect to the compensation of our executive officers, but may, if it chooses delegate some of its responsibilities to subcommittees. The Compensation and People Committee has not in the past delegated authority with respect to the compensation of executive officers.
The Compensation and People Committee initially engaged Semler Brossy as its outside compensation consultant in 2019 to provide an independent review of the Company’s executive compensation program, including an analysis of both the competitive market and the design of our compensation programs. Semler Brossy continued to provide advice and recommended a course of action for fiscal year 2022. More specifically, Semler Brossy advised the Compensation and People Committee on the designation of peer group companies, evaluated the final list of peer companies approved by the Compensation and People Committee and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other executive officers. Semler Brossy also furnished the Compensation and People Committee with reports on peer company practices relating to the following matters: short-term and long-term compensation program design; equity compensation; retention value of current equity holdings; target incentive opportunities; and compensation trends. In addition, Semler Brossy assisted the Compensation and People Committee with its CEO pay ratio analysis and provided our Compensation and People Committee assistance in developing our Compensation Discussion and Analysis in this proxy statement. Semler Brossy attended meetings of the Compensation and People Committee regarding executive compensation and communicated with the chair of the Compensation and People Committee outside of meetings. The consultant reported to the
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Committee rather than to management, although the consultant met with management from time to time for purposes of gathering information on proposals that management made or may make to the Compensation and People Committee. The Compensation and People Committee has the authority to replace the compensation consultant or hire additional consultants at any time.
Semler Brossy provides analyses and recommendations that inform the Compensation and People Committee’s decisions, but it does not decide or approve any compensation decisions. Except for the Company’s subscription to certain broad-based compensation survey data, Semler Brossy has not provided any services to the Company other than to the Compensation and People Committee and receives compensation from the Company only for services provided to the Compensation and People Committee. Our Compensation and People Committee assessed the independence of Semler Brossy pursuant to SEC and Nasdaq rules and concluded that Semler Brossy is independent and that Semler Brossy’s work has not raised any conflict of interest.
Compensation Structure
The following are the primary elements of our executive compensation program:
(i)	base salary;
(ii)	cash incentive opportunities;
(iii)	annual long-term equity incentive awards (both time-based and performance-based); and
(iv)	retirement and welfare benefit plans, including a deferred compensation plan, a 401(k) plan, limited executive perquisites and other benefit programs generally available to all employees.
Pay Mix. We have selected the foregoing compensation elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For example, base salary and cash incentive target percentages are set with the goal of attracting employees and adequately compensating and rewarding them for their individual performance, level of responsibility, experience, and the Company’s annual financial results, while our equity compensation programs are geared toward providing long-term incentives and rewards for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program. The charts below depict the allocation of fixed versus “at-risk” pay for the total target compensation for our NEOs in 2022:

Note: Figures include annualized base salary, target bonus, and grant date fair value of 2022 equity awards.
The Compensation and People Committee reviews base salary, cash incentive programs and long-term incentive programs on at least an annual basis. Other programs are reviewed from time to time to ensure that benefit levels remain competitive but are not included in the annual determination of an executive’s compensation package. In setting compensation levels for a particular executive, the Compensation and People Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business.
Our Compensation and People Committee believes that the particular elements of compensation identified above produce a well-balanced mix of both fixed and at-risk compensation that collectively promote retention value and provide each executive officer with both short-term and long-term performance incentives. Base pay provides the executive officer with a measure of security as to the minimum level of compensation he or she will receive while the annual and long-term incentive components motivate the executive officer to focus on the business metrics that will maximize company performance over the long term. Our Compensation and People Committee believes that this approach will yield increases in stockholder value, provide an appropriate reward for our executive officers, and reduce the risk of loss of executive officers to competitors.
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While each element of our compensation program is intended to motivate and encourage employees at all levels to drive performance and achieve superior results for our stockholders, each element is weighted differently for each of our NEOs based on the employee’s position and ability to impact our financial results. In general, the percentage of at-risk pay, or pay based on the performance of the executive against corporate or individual goals, or that is based on the performance of our trading price, increases with job responsibility. This balance is intended to offer an opportunity for gain in the event of successful performance, matched with the prospect of less compensation when performance falls short of established financial and/or stockholder return targets.
Compensation Levels and Market Competitiveness. Overall compensation targets for executive officers are determined based on one or more of the following factors: the individual’s duties and responsibilities within our global Company; the individual’s experience and expertise; the compensation levels for the individual’s peers within our Company; compensation levels for similar positions in our industry or in the technology industry more generally; performance of the individual and our Company as a whole; and the levels of compensation necessary to recruit new executive officers. For fiscal 2022, our Compensation and People Committee reviewed the compensation of our executive officers and compared it with both that of our 2022 peer group and broader, composite global market survey data from the Radford Global Technology Survey.
For purposes of fiscal 2022 compensation decisions, Semler Brossy advised the Compensation and People Committee in October 2021 (based on publicly available data at such time) on the designation of peer group companies, using the following criteria: companies in the semiconductor and semiconductor equipment sectors and electronic manufacturing services and electronic equipment and instruments industries, companies with comparable revenues for the trailing 12 months and market capitalization to ours, and other companies selected by shareholder advisory services, as well as other qualitative factors. For the 2022 peer group, the median revenue and market capitalization as of October 2021 was $1,210 million and $3,030 million, respectively, versus $850 million and $1,507 million, respectively, for the Company. To develop a competitive market composite for our NEOs, Semler Brossy weighted composite market survey data, derived from both peer survey and general technology industry survey data, equally with named peer proxy data.
This resulted in a peer group that included companies which, along with the broader survey data discussed above, were used for assessing our competitive market positioning in 2022 (collectively, the “Compensation Peer Group”) as set forth below:
• Advanced Energy Industries • Alpha & Omega Semiconductor • Azenta* • Benchmark Electronics • CMC Materials • Cohu • Diodes • Entegris • Fabrinet • FormFactor • Ichor • Kimball Electronics	• Kulicke and Soffa Industries • Methode Electronics • MKS Instruments • Onto Innovation • OSI Systems** • Photronics • Plexus** • Semtech • SMART Global Holdings • Synaptics • TTM Technologies**
(*)	Formerly known as Brooks Automation.
(**)
Reflects a new addition to our Compensation Peer Group list for evaluation of 2022 compensation. Four companies were removed for being outsized (Axcelis Technologies, MACOM Technology Solutions, CTS Corp, Veeco).

This Compensation Peer Group is not used for purposes of analyzing the Company’s stock price performance as compared to the Nasdaq Composite Index and the RDG Semiconductor Composite Index. For further information regarding the Company’s cumulative total and relative stockholder return, see our graph included in our Annual Report on Form 10-K for the year ended December 30, 2022.
As discussed above, our Compensation and People Committee has a long-term practice of targeting the compensation levels of our executive officers at or around the median of the compensation of comparable officers at comparable companies, as derived from peer group data and broader composite survey data. Our Compensation and People Committee may vary from this target range for various elements of compensation depending on the executive officer’s job performance, skill set, level of responsibilities, prior compensation and business conditions, or for other reasons. Any significant variations of our fiscal 2022 pay decisions as compared to long-term targeted levels are further discussed below.
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2022 Say-on-Pay Results
At our 2022 Annual Meeting of Stockholders, the stockholders approved, with approximately 90% of the votes cast, our non-binding, advisory vote on our fiscal 2021 executive compensation program (“say-on-pay”). Executive compensation decisions for fiscal 2022 and other details are discussed below in this compensation discussion and analysis.
Cash Compensation
Base salaries and cash incentives are a significant portion of our executive compensation package. We believe this cash compensation helps us remain competitive in attracting and retaining executive talent. Cash incentives are also paid in order to motivate officers to achieve our business goals.
Base Salaries. Base salaries, and any increases or decreases to those levels for each executive officer, are reviewed and approved each year by our Compensation and People Committee. Such adjustments may be based on factors such as the overall performance of our Company, new roles and responsibilities assumed by the executive officer, the performance of the executive officer’s area of responsibility, the executive officer’s impact on strategic goals, the length of service with our Company, or revisions to or alignment with our long-term compensation philosophy. The Compensation and People Committee also takes into account the cyclical nature of our business (which results from the industries we serve (in particular the semiconductor industry) being highly cyclical, with recurring periods of over-supply of products) and the state of our industry and the economy in general. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of our Compensation and People Committee’s judgment. Although salaries were targeted at or around the midrange of our Compensation Peer Group for fiscal 2022, our Compensation and People Committee also took into account historical compensation, internal parity with other executives, potential as a key contributor, and special recruiting and retention situations. The 2022 base salaries for our NEOs shown in the table below were generally within targeted levels.
In February of 2022, our Compensation and People Committee approved base salary increases for our NEOs as set forth in the table below:
	BASE SALARY
NAME	2022	2021	Y/Y CHANGE
James P. Scholhamer	$725,000	$650,000	11.5%
Sheri L. Savage	500,000	460,000	8.7%
Vijayan S. Chinnasami	580,000	545,000	6.4%
Christopher S. Cook(1)	480,000	N/A	—
Jeffrey L. McKibben	420,000	400,000	5.0%
(1)	Mr. Cook joined the Company in April 2022 and the above represents his starting salary.
In fiscal 2022, the Compensation and People Committee determined to increase the base salary of our Chief Executive Officer by 11.5% to $725,000, as part of the Compensation and People Committee’s long-term goal of more closely aligning our Chief Executive Officer’s base salary with the market, and also to recognize Mr. Scholhamer’s strong performance in the role of Chief Executive Officer and his significant contributions to our organization.
The Compensation and People Committee also determined to increase the base salaries of Ms. Savage, Mr. Chinnasami and Mr. McKibben by between 5% and 8.7% to more closely align their base salaries with market levels, consistent with the Compensation and People Committee’s long-term compensation philosophy.
Our base salary levels were also set after considering the significance of the roles of these executives in our overall management for fiscal 2022 and the Compensation and People Committee’s determination of the correlation of their responsibilities with our overall corporate operating performance. Overall, the Compensation and People Committee determined that the base salary levels/increases were consistent with the Company’s overall compensation objectives and appropriate to retain our executives at a point in time at which the Company had achieved strong results in fiscal 2022.
Fiscal 2022 Cash Incentive Bonuses. On February 8, 2022 the Compensation and People Committee approved target incentive cash compensation for our executive officers for 2022 under our Management Bonus Plan (the “Management Bonus Plan”). The Company’s executive officers were eligible to participate in the Management Bonus Plan, which provided for the opportunity to earn quarterly and annual bonuses based on corporate and individual performance during the fiscal year. Bonuses under the Management Bonus Plan are based on each executive officer’s annual target cash incentive opportunity (established as a percentage of each executive officer’s base salary, referred to as the “Target Bonus”).
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For each executive officer, 85% of the cash bonus opportunity under the Management Bonus Plan was evaluated based on multiples (ranging from 0 to 2) of the Target Bonus based on performance of the Company against corporate goals and objectives as approved by the Compensation and People Committee for the applicable measurement period, 55% of which was based on quarterly financial and operating performance and paid out quarterly, and 45% of which was based on annual corporate goals and objectives and paid out annually. In addition, for each executive officer, an additional 15% of their cash bonus opportunity under the Management Bonus Plan was evaluated based on a multiple (ranging from 0 to 1) of the Target Bonus related to their individual performance against annual individual goals and objectives as approved by the Compensation and People Committee and paid out annually. Under this Management Bonus Plan, bonuses based on corporate goals and objectives were limited to no more than twice the amount of 85% of the applicable executive officer’s Target Bonus, and bonuses based on individual goals and objectives were limited to no more than 15% of the applicable executive officer’s Target Bonus. The Compensation and People Committee may increase or decrease bonuses calculated under the Management Bonus Plan at its discretion based on corporate or individual performance.

Corporate goals and objectives under the Management Bonus Plan may include goals and objectives relating to operational performance (e.g., quality and delivery performance), growth, implementation of strategic programs, financial results as compared to the Company’s operating plan or other benchmarks, and human resource initiatives. Individual goals and objectives were tailored to each executive officer’s position and are designed to award performance based on the individual’s contribution to the Company’s growth, financial performance, structural organization and achievement of strategic initiatives.
Target Bonus opportunities under the Management Bonus Plan are reviewed and approved on an annual basis for each named executive officer and established based on each named executive officer’s role and level of responsibility within the organization. As discussed earlier, the Compensation and People Committee increased the target incentive bonus opportunities for all NEOs to 85% of base salary (from 75% of base salary) for the CFO and COO, to 60% of base salary (from 50% of base salary) for all other NEOs, and the CEO maintained the same target incentive bonus opportunity. For fiscal 2022, the target bonus percentages as a percentage of base salary was increased for each of our named executive officers and was consistent for our Chief Executive Officer with fiscal 2021, as follows:
	TARGET BONUS AS A PERCENTAGE OF BASE SALARY
Named Executive Officer	2022	2021
James P. Scholhamer	110%	110%
Sheri L. Savage	85%	75%
Vijayan S. Chinnasami	85%	75%
Christopher S. Cook(1)	60%	N/A
Jeffrey L. McKibben	60%	50%
(1)	Mr. Cook joined the Company in April 2022 and the above represents his starting target bonus
Under the Management Bonus Plan, an executive’s total cash incentive compensation cannot exceed 200% of the applicable executive’s annual target cash incentive compensation over the applicable bonus period, without the approval of the Compensation and People Committee.
In line with the bonus plan structure, which calls for a mid-year review of financial goals, in July 2022, the Compensation and People Committee reviewed a revised version of the Company’s annual operating plan, which incorporated a revised financial forecast for the second half of fiscal 2022 based on management’s assessment of the current state of the business and the Company’s industry, including the changes in the business outlook of the Company’s major customers.
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For fiscal 2022, bonuses earned by our named executive officers under the Management Bonus Plan were as follows:
NAMED EXECUTIVE OFFICER(1)	2022 CASH INCENTIVE BONUS						2022	2022	2021
	Q1	Q2	Q3	Q4	ANNUAL	TOTAL	TARGET(2)	ACHIEVEMENT	TOTAL
James P. Scholhamer	$70,074	$123,486	$138,355	$78,223	$515,342	$925,479	$778,462	119%	$871,530
Sheri L. Savage	33,739	65,808	73,731	41,686	270,520	485,484	405,577	120%	459,045
Vijayan S. Chinnasami	39,375	74,998	81,796	48,865	317,672	562,707	478,812	118%	549,333
Christopher S. Cook(3)	—	44,594	49,964	28,249	152,935	275,742	216,000	128%	—
Jeffrey L. McKibben	19,503	39,020	43,718	24,718	161,933	288,893	239,192	121%	90,099
(1)
The Management Bonus Plan for 2022 included quarterly bonus opportunities based on Company financial and operational metrics, and a separate annual bonus opportunity based on additional annual Company financial and operational metrics and individual goals.

(2)
Target incentive cash compensation was calculated based on the Target Bonus as a Percentage of Base Salary table above and the executive officer’s base salary for 2022 as set forth in the Base Salary table above.

(3)	Mr. Cook joined the Company in April 2022 and did not receive any payouts under the Management Bonus Plan for Q1 2022
Quarterly achievement of corporate goals and objectives for our NEOs for 2022 was determined based on a corporate scorecard approved by the Compensation and People Committee at the time of the adoption of the Management Bonus Plan. These quarterly corporate goals and objectives were set based on key performance indicators for (i) quality and delivery performance as measured by customer scorecards, various internal quantitative quality and delivery metrics and qualitative assessments of customer satisfaction and (ii) financial performance, as measured by the Company’s actual revenue and free cash flow against the Company’s annual operating plan for 2022, which is updated for the second half of the year. Each of these goals was considered challenging but achievable at the time they were established.
Annual achievement of corporate goals and objectives for our NEOs for 2022 was also determined based on a corporate scorecard approved by the Compensation and People Committee at the time of the adoption of the Management Bonus Plan. These annual corporate goals and objectives were based on key performance indicators for (i) the achievement of operational performance goals, including continuous improvement in quality, delivery, safety and customer perception of UCT’s operational performance, (ii) growth, measured by the Product division’s revenue growth as compared to the overall market for wafer fab equipment growth, and Services division’s revenue growth from integrated device manufacturers as compared to the overall market for wafer start growth, (iii) the achievement of key strategic programs for the Company in 2022, including improvement of operational capability, expansion of higher value Service product offerings for leading edge chip manufacturing, and infrastructure improvement to facilitate the next stage of UCT’s growth, (iv) the achievement of key human capital strategic goals, including employee engagement to improve productivity, diversity and inclusion initiatives and retention, and (v) financial performance, measured by revenue, operating margin and free cash flow against the Company’s annual operating plan for 2022, capital expense control and payment terms management.
Annual achievement of individual goals and objectives for our NEOs for 2022 was determined based on an individual scorecard for each NEO approved by the Compensation and People Committee at the time of the adoption of the Management Bonus Plan. Each of these goals was considered challenging but achievable at the time they were established.
The Compensation and People Committee determined that the above goals and objectives for the 2022 Management Bonus Plan were appropriate to drive successful execution of specific, near-term strategic objectives for the Company, enhance accountability, and continue to emphasize the Company’s financial performance during the fiscal year in the achievement of annual cash incentive bonuses, while at the same time balancing near-term financial performance with strategic and operational objectives that would support the Company’s long-term growth and long- term strategies.
After each quarter of fiscal 2022, the Compensation and People Committee reviewed actual corporate performance against the quarterly corporate scorecards, and in February 2023, the Compensation and People Committee reviewed actual corporate performance for fiscal 2022 against the annual corporate scorecards. The Compensation and People Committee approved payouts under the Management Bonus Plan for each quarter in fiscal 2022 and for the annual 2022 period consistent with the Company’s scorecard achievement.
In February 2023, the Compensation and People Committee also reviewed each of our NEOs’ actual individual performance against the annual individual scorecards. Following this review, the Compensation and People Committee determined to award our Chief Executive Officer an annual individual bonus equal to 13.5% (out of 15%) of his Target Bonus based on his achievement of goals. The Compensation and People Committee determined to award our Chief
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Financial Officer an additional annual individual bonus equal to 14% (out of 15%) of her Target Bonus based on her achievement of goals. The Compensation and People Committee also determined to award our other NEOs additional annual individual bonuses ranging from 13% to 15.0% (out of 15%) based on their achievement of individual goals.
Our Compensation and People Committee invests significant time determining the financial and non-financial targets for the Company’s Management Bonus Program. In general, management makes the initial recommendation for the financial and non-financial targets based upon the Company’s annual Board-approved operating plan and other strategic goals and objectives, as well as the bonus opportunity for each officer, and these recommendations are reviewed and discussed by the Compensation and People Committee and its advisors. The major factors used in setting one or more targets for a particular year are the results for the most recently completed year and the annual operating plan for the current year. Other factors considered may include general economic and market conditions. Overall, the Compensation and People Committee seeks to tie a significant proportion of cash compensation to performance, while factoring in the Company’s current and expected financial results given current and expected business conditions and the cyclical nature of the semiconductor equipment industry. The Compensation and People Committee also recognizes that the Management Bonus Plan provides increased cash payments to our executives if we achieve results above targets, providing our executives an opportunity to achieve higher cash compensation for performance above expectations. We intend for the performance goals to be challenging but achievable and to reflect strong corporate performance.
Quarterly bonuses under the Management Bonus Plan are calculated and paid on a quarterly basis, subject to the employee’s continued service with the Company through the applicable payment date, which the Company believes to have a positive effect on employee morale.
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Equity Compensation
Our equity compensation program is intended to align the interests of our executive officers with those of our stockholders by creating a long-term incentive for our executive officers to maximize stockholder value. The equity compensation program also is designed to encourage our executive officers to remain employed with us in a very competitive labor market. The Compensation and People Committee regularly monitors the changes in the business environment in which we operate and periodically reviews changes to our equity compensation program to help us meet our goals, which include the achievement of long-term stockholder value.
Types of Equity Awards. In fiscal 2022, consistent with recent years, we granted our NEOs a combination of time- based and performance-based restricted stock units, or RSUs and PSUs.
Mix of Performance versus Time-based “Refresh” Grants. The mix of time-based and performance-based awards for grants made in April 2022 were generally consistent with 2021. In allocating equity awards between time-based and performance-based awards, the Compensation and People Committee considers each NEO’s level of responsibility, and the relationship between that NEO’s performance and our common share price. The Compensation and People Committee determined that 55% of the annual “refresh” equity awards that were granted to our Chief Executive Officer and 50% to our Chief Financial Officer, Chief Operating Officer and Chief Information Officer would consist of performance-based awards because their roles focus more on overall corporate performance than our other NEOs.
Performance-Based Equity Design. The annual PSU award program was designed to consider multiple performance metrics over a three-year performance period The vesting criterion for the PSU awards at the end of the three-year period is the Company’s total GAAP revenue growth as compared to its peers, subject to modifications based on the Company’s relative TSR performance as compared to its peers and the Company’s operating EBITDA margin as compared to its operating plan. The overall program has a cap of 200% of target.
The Compensation and People Committee identified relative GAAP revenue growth as the primary metric for the new PSU design to focus attention on growing the business and driving behaviors to identify new avenues of growth, both organically and through strategic investments. Operating EBITDA margin remains a key priority for the business during a period of growth and relative TSR provides direct alignment with shareholders. The Compensation and People Committee selected the use of relative performance measurement for both revenue growth and TSR to ensure that Ultra Clean is gaining market share and outperforming peers and selected the use of absolute operating margin to provide better line of sight for the participating officers. The combination of the three metrics allows for a holistic review of overall company performance and focuses on overall top-line revenue growth while ensuring appropriate attention to operating margins and overall shareholder value.
For the relative revenue growth and relative TSR performance metrics, the Compensation and People Committee identified a separate group of performance peers that includes a wider range of companies, including non-US companies, exposed to similar dynamics within the semiconductor industry and also identified by several shareholders as key competitors. Semler Brossy conducted extensive back-testing to understand any correlation and directional alignment across these metrics when calibrating the peer group. This resulted in a peer group that included the following companies (collectively, the “Performance Peer Group”) with companies also included in the Compensation Peer Group identified with an (*):
• Advanced Energy Industries (*) • Amkor • Applied Materials • ASM International • ASML Holdings • Axcelis Technologies (*) • Azenta (*) • CMC Materials (*) • Entegris (*) • FormFactor (*) • Ichor (*)	• KLA • Kulicke and Soffa Industries (*) • Lam Research • MKS Instruments (*) • Nova Measuring Instruments • Onto Innovation (*) • PDF Solutions • Photronics (*) • Teradyne • Veeco Instruments (*)
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The relative revenue growth metric pays linearly out between 0% to 200% based on the Company’s relative performance compared to the Performance Peer Group from the three-year period starting January 1, 2022 through December 31, 2024 based on the following schedule:
FY2022-FY2024 RELATIVE REVENUE POSITIONING	PAYOUT
Below 30th %ile	0%
30th %ile	50%
50th %ile	100%
80th %ile or above	200%
The absolute operating margin modifier can be applied at -25%, 0%, or +25% based on the Company’s actual operating EBITDA margin performance compared to each annual operating plan within the three-year period. The performance for each year in the three-year period will be averaged to determine the final result based on the following schedule (results are not linearly interpolated):
FY2022-FY2024 AVERAGE OPERATING EBITDA MARGIN	PAYOUT
More than +200 basis points improvement	+25%
Within -200 and 200 basis points improvement	0%
More than -200 basis point improvement	-25%
The relative TSR modifier can be applied at -25%, 0%, or +25% based on the Company’s relative performance compared to the Performance Peer Group from the three-year period starting January 1, 2022 through December 31, 2024 based on the following schedule (results are not linearly interpolated):
FY2022-FY2024 RELATIVE TSR RANK (INCLUDING ULTRA CLEAN)	PAYOUT
Top Third (e.g., Rank 1 through 7)	+25%
Middle Third (e.g., Rank 8 through 15)	0%
Bottom Third (e.g., Rank 16 through 22)	-25%
In April 2022, the Compensation and People Committee granted the following long-term equity awards to our named executive officers:
NAME	TIME- BASED (# SHARES)	PERFORMANCE- BASED (# SHARES)	TOTAL # SHARES	VALUE OF TARGET ANNUAL EQUITY GRANT ($)(1)
James P. Scholhamer	36,346	44,423	80,769	$3,400,000
Sheri L. Savage	16,629	16,629	33,258	1,400,000
Vijayan S. Chinnasami	16,629	16,629	33,258	1,400,000
Christopher S. Cook(2)	N/A	N/A	N/A	N/A
Jeffrey L. McKibben	8,314	8,314	16,628	700,000
(1)
The number of RSUs awarded to each of our executive officers was determined using a target dollar value, with the number of RSUs and PSUs granted to achieve such target dollar value based on the average closing price of the Company’s common stock during the 60 business days prior to the grant date. The grant date for these awards was April 29, 2022, and the average closing price was $42.09.

(2)	Mr. Cook joined the Company in April 2022 and did not receive any grants as part of the target annual equity grant process.
Size of FY2022 “Refresh” The number of equity awards the Compensation and People Committee granted to each executive officer in 2022 was determined based on a variety of factors, including each individual executive’s job performance and his or her level of job responsibility. The Compensation and People Committee also considered the use of long-term equity awards as a means to retain and incentivize executives. The size of each equity award granted to a NEO in 2022 was determined based on target equity value rather than a target number of units. Accordingly, the number of equity awards granted was influenced by our stock price at the time the awards were granted.
The number and target value of the long-term equity granted to Mr. Scholhamer in fiscal 2022 was set at a target annual equity grant value of approximately $3.4 million. The $3.4 million annual grant represented a 36% increase for Mr. Scholhamer compared to his $2.5 million fiscal 2021 equity grant, as part of the Compensation and People Committee’s long-term goal of more closely aligning our Chief Executive Officer’s equity awards with market levels, and also to recognize Mr. Scholhamer’s sustained strong performance and significant contributions to our organization. The
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Compensation and People Committee also considered its long-term goal of setting grants at a level consistent with the midrange provided to comparable officers by members of our peer group in determining grants for our non-CEO NEOs for fiscal 2022 (and in the case of new hires, at levels competitive for such executives in the employment market), while at the same time considering the relative positions of each NEO within our global organization and past grant practices. The 2022 equity awards granted in April 2022 for our NEOs shown in the table above were all generally within targeted levels, as adjusted to maintain internal equity for NEOs with similar levels of responsibility within our Company.
The equity awards granted during fiscal 2022 to our NEOs are set forth in detail under “Grants of Plan-Based Awards” below.
Promotion and New Hire Grants. The Compensation and People Committee’s policy has been to make promotion grants on solely a time-based vesting schedule to enhance retention.
Grant Practices. We have implemented procedures to regularize our equity award grant process, by making new hire grants and annual executive grants on the same day each month. The Compensation and People Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcements. Because our equity awards typically vest over multiple years, we believe recipients are motivated to see our stock price rise in the long-term rather than benefit from an immediate but short-term increase in the price of our stock following a grant.
Other Benefit Plans
Deferred Compensation. We maintain a non-qualified deferred compensation plan, which allows eligible employees, including executive officers and directors, to voluntarily defer receipt of a portion of his/her salary and all or a portion of a bonus payment until the date or dates elected by the participant, thereby allowing the participating employee to defer taxation on such amounts. This plan gives highly compensated employees the opportunity to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) plan. We believe that deferred compensation is a competitive practice to enable us to attract and retain top talent. We do not make matching or other employer contributions to the deferred compensation plan because we believe the deferral opportunity is enough of a benefit on its own.
Executive Perquisites. We offer limited perquisites to our executive officers. In addition to health care coverage that is generally available to our other employees, our executive officers are eligible for annual physical examinations more extensive than under the Company’s standard plans.
Other Benefits. We also offer a number of other benefits to the executive officers pursuant to benefit programs that provide for broad-based employee participation. For example, our retirement plan is a tax-qualified 401(k) plan, which is a broad-based employee plan. Under the 401(k) plan, all participating employees (including executive officers) are eligible to receive limited matching contributions that are subject to vesting over time.
The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.
Post-Termination Arrangements
Our post-termination arrangements with our NEOs are described in this proxy statement below. We believe the severance benefits under these agreements or policies are reasonable in amount and provide protection to key executive officers who would be likely to receive similar benefits from our competitors. The Compensation and People Committee reviews the potential costs and triggering events of employment and severance agreements and policies before approving them and will continue to consider appropriate and reasonable measures to encourage retention.
Accounting and Tax Considerations
In designing our executive compensation programs, the Compensation and People Committee generally considers the accounting and tax effects as well as direct costs. We recognize a charge to earnings for accounting purposes when equity awards are granted. The Compensation and People Committee considers the impact to dilution and overhang when making decisions pertaining to equity instruments.
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We do not require executive compensation to be tax deductible for the Company, but instead balance the cost and benefits of tax deductibility to comply with our executive compensation goals. This includes consideration of Section 162(m) of the Internal Revenue Code, which generally limits our ability to deduct compensation paid to each “covered employee” (as defined in the Internal Revenue Code) to the extent such individual’s compensation exceeds $1 million in any one year.
Compensation and People Committee Report
The Compensation and People Committee of the Board of Directors of Ultra Clean Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis, which appears in this proxy statement, with the management of Ultra Clean Holdings, Inc. Based on this review and discussion, the Compensation and People Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Ultra Clean Holdings, Inc.’s proxy statement.

Members of the Compensation and People Committee

Thomas T. Edman, Chair
David T. ibnAle
Emily M. Liggett
Jacqueline A. Seto
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Summary Compensation Table
The following table shows compensation information for the three most recently completed fiscal years for our principal executive officer, our principal financial officer and our other three most highly compensated NEOs as of December 30, 2022:
NAME AND POSITION	YEAR	SALARY ($)	Bonus ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
James P. Scholhamer Chief Executive Officer	2022	704,808		2,598,339	925,479	11,598(3)	4,240,224
	2021	636,538		3,682,347	871,530	11,351	5,201,766
	2020	590,031		1,999,988	817,383	10,177	3,417,579
Sheri L. Savage Chief Financial Officer and Senior Vice President of Finance	2022	489,231		1,342,217	485,484	8,967(4)	2,325,899
	2021	451,923		1,288,774	459,045	8,072	2,207,814
	2020	424,462		999,971	444,046	8,749	1,877,228
Vijayan S. Chinnasami Chief Operating Officer	2022	573,511		1,342,217	562,707	44,563(5)	2,522,998
	2021	532,404		1,288,774	549,333	44,444	2,414,955
	2020	497,242		999,971	519,939	44,444	2,061,596
Christopher S. Cook President, Products Division	2022	343,385	100,000(8)	687,795	275,742	1,058(6)	1,407,980
Jeffrey L. McKibben Chief Information Officer	2022	414,615		534,923	288,893	6,744(7)	1,245,175
	2021	138,462		803,736	90,099	572	1,032,869
(1)
Amounts shown do not reflect compensation received by the named executive officers. The amounts shown are the grant date fair value for stock awards granted in the applicable fiscal year, based on the 60 trading days average price of our common stock preceding the grant date. The amounts reported are not the value actually received. The other valuation assumptions and the methodology used to determine such amounts are set forth in Note 1 of the Notes to our Consolidated Financial Statements included in our Form 10-K for the year ended December 30, 2022.

The value the NEOs will ultimately receive from their 2022 PSUs will depend on the performance requirements and the market price of Common Stock at the end of the three-year performance cycle. In fiscal year 2022, PSUs were granted to all NEOs except for Mr. Cook who was appointed to his role subsequent to the annual equity grant process. The amounts reported were calculated in accordance with ASC 718 and reflect the grant date fair value at target (100%). The minimum number of PSUs that can be earned at the end of the three-year performance cycle is 0% and the maximum is 200%. The grant date fair value for the PSUs awarded to Mr. Scholhamer, Ms. Savage, Mr. Chinnasami and Mr. McKibben at the maximum payout of 200% is $2,858,176, $1,069,910, $1,069,910, and $534,922, respectively.
The value the NEOs may receive from their RSUs will depend on whether the time-based vesting requirement is met and the market price of Common Stock on the vesting date. See Grants of Plan-Based Awards in Fiscal Year 2022 table for the number of RSUs granted in fiscal year 2022.
(2)	Amounts consist of incentive bonuses earned.
(3)	This amount consists of (a) matching contribution of $9,150 under the 401(k) Plan, (b) $1,448 in disability, accident, and life insurance premiums and (c) $1,000 in health saving contributions.
(4)	This amount consists of (a) matching contribution of $7,519 under the 401(k) Plan and (b) $1,448 in disability, accident, and life insurance premiums.
(5)	This amount consists of auto allowance.
(6)	This amount consists of $1,058 in disability, accident, and life insurance premiums.
(7)	This amount consists of (a) matching contribution of $5,296 under the 401(k) Plan and (b) $1,448 in disability and life insurance premiums.
(8)	This amount consists of $100,000 sign-on bonus.
39

Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the named executive officers during fiscal 2022:
NAME	GRANT DATE	COMPENSATION COMMITTEE COMPENSATION ACTION DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLANS(2)			ALL OTHER STOCK AWARDS NUMBER OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(4)
			TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
James P. Scholhamer			797,500	1,595,000	—	—	—	—	—
	4/29/2022	4/29/2022	—	—	11,106	44,423	88,846	—	1,429,088
	4/29/2022	4/29/2022	—	—	—	—	—	36,346	1,169,250
Sheri L. Savage			425,000	850,000	—	—	—	—	—
	4/29/2022	4/29/2022	—	—	4,157	16,629	33,258	—	534,955
	4/29/2022	4/29/2022	—	—	—	—	—	16,629	534,955
Vijayan S. Chinnasami			493,000	986,000	—	—	—	—	—
	4/29/2022	4/29/2022	—	—	4,157	16,629	33,258	—	534,955
	4/29/2022	4/29/2022	—	—	—	—	—	16,629	534,955
Christopher S. Cook			288,000	576,000	—	—	—	—	—
	4/29/2022	—	—	—	—	—	—	—	—
	4/29/2022	—	—	—	—	—	—	21,380	687,795
Jeffrey L. McKibben			252,000	504,000	—	—	—	—	—
	4/29/2022	4/29/2022	—	—	2,079	8,314	16,628	—	267,461
	4/29/2022	4/29/2022	—	—	—	—	—	8,314	267,461
(1)	Reflects target at 100% and maximum cash award amounts pursuant to the Management Bonus Plan for fiscal 2022.
(2)
Reflects performance-based restricted stock units. The amounts shown in the “Threshold”, “Target”, and “Maximum” columns reflect the payout opportunity associated with established levels of performance or achievement.

(3)	Represents time-based stock units issued under our stock incentive plan.
(4)
Under the terms of our stock incentive plan, fair market value is defined as the closing price on the day preceding the grant date. Our practice is for grants to be effective on the last Friday of the month in which the grant is approved.

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Outstanding Equity Awards
The following table shows all outstanding equity awards held by the named executive officers as of December 30, 2022:
	STOCK AWARDS
NAME	SHARES OR UNITS THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)(1)
James P. Scholhamer	19,647(2)	651,298
	24,012(3)	795,998
	14,549(4)	482,299
	10,669(5)	353,677
	26,673(6)	884,210
	36,346(7)	1,204,870
	44,423(8)	1,472,622
Sheri L. Savage	10,915(2)	361,832
	10,915(3)	361,832
	5,820(4)	192,933
	3,492(5)	115,760
	8,729(6)	289,366
	6,158(9)	204,138
	16,629(7)	551,251
	16,629(8)	551,251
Vijayan S. Chinnasami	16,372(2)	542,732
	5,457(3)	180,900
	5,820(4)	192,933
	3,492(5)	115,760
	8,729(6)	289,366
	6,158(9)	204,138
	16,629(7)	551,251
	16,629(8)	551,251
Christopher S. Cook	21,380(10)	708,747
Jeffrey L. McKibben	10,639(10)	352,683
	1,414(10)	46,874
	8,314(7)	275,609
	8,314(8)	275,609
(1)	Based on the closing price of our common stock as of December 30, 2022 (our fiscal 2022 year-end), which was $33.15.
(2)	Remaining units vest on April 24, 2023.
(3)	Represents earned portion of performance-based awards granted in fiscal 2020. Remaining units vest on April 24, 2023.
(4)	1/2 vest on April 30, 2023, and April 30, 2024, respectively.
(5)	Represents one-time transitional RSU. Remaining units vest on April 30, 2023.
(6)	Represents performance-based awards granted in fiscal 2021, vest at the end of the 3-year performance cycle.
(7)	1/3 vest on April 29, 2023, April 29, 2024, and April 29, 2025, respectively.
(8)	Represents performance-based awards granted in fiscal 2022, vest at the end of the 3-year performance cycle.
(9)	Represents one-time transitional RSU. 1/3 vest on April 29, 2023, April 29, 2024, and April 29, 2025, respectively.
(10)	New hire grants, 1/3 vest on vesting anniversary date.
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Stock Awards Vested
The following table shows all stock awards vested and value realized upon vesting, by the named executive officers during fiscal 2022, which ended on December 30, 2022:
	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
James P. Scholhamer	103,373	3,326,479
Sheri L. Savage	49,114	1,583,052
Vijayan S. Chinnasami	53,524	1,764,528
Christopher S. Cook	—	—
Jeffrey L. McKibben	6,026	190,623
(1)	The value realized equals the fair market value of the Company’s common stock on the date of vesting multiplied by the number of stock awards vesting.
Nonqualified Deferred Compensation
We maintain a nonqualified deferred compensation plan, the Ultra Clean Holdings, Inc. 2004 Executive Deferred Compensation Plan (the “EDCP”), which allows eligible employees, including executive officers, and directors to voluntarily defer receipt of a portion of his/her salary and all or a portion of a bonus payment until the date or dates elected by the participant, thereby allowing the participating employee to defer taxation on such amounts. Amounts credited to the EDCP consist only of cash compensation that has been earned and payment of which has been deferred by the participant. The amounts deferred under the EDCP are credited with realized gains on investments and interest at market rates on cash balances. We do not make matching or other employer contributions to the EDCP.
One of our named executive officers participated in the EDCP for fiscal 2022.
Post-Termination Arrangements
Change in Control Severance Agreement with James P. Scholhamer. We have a Change in Control Severance Agreement with James P. Scholhamer. If upon, or within 3 months prior to or 12 months following, a change in control, Mr. Scholhamer is terminated without cause or he resigns for good reason, he is entitled to receive 200% of his then-current salary, plus 200% of average annual cash bonus as determined by us over the prior three years, payment or reimbursement of health benefit continuation coverage under COBRA for 24 months (or, if earlier, until he becomes eligible for group health coverage with another employer) and accelerated vesting of 100% of his unvested outstanding equity awards.
Change in Control Severance Agreement with Sheri L. Savage. We have a Change in Control Severance Agreement with Sheri L. Savage. Such agreement provides that, if upon, or within 12 months following, a change in control, Ms. Savage is terminated without cause or she resigns for good reason, she is entitled to receive 150% of her then- current salary, plus 150% of average annual cash bonus as determined by us over the prior three years, payment or reimbursement of health benefit continuation coverage under COBRA for 24 months (or, if earlier, until she becomes eligible for group health coverage with another employer) and accelerated vesting of 100% of her unvested outstanding equity awards.
Change in Control Severance Agreement with Other Named Executive Officers. The Compensation and People Committee’s practice is to enter a change in control severance agreement with each of its named executive officers. The Company’s change in control severance agreement provides that, with the exception of Chief Operating Officer, if upon, or within three months prior to or 12 months following, a change in control, such executive officer is terminated without cause or he or she resigns for good reason, he or she is entitled to receive 75% of his or her then-current salary, plus 75% of average annual cash bonus as determined by us over the prior three years, payment or reimbursement of health benefit continuation coverage under COBRA for 9 months (or, if earlier, until he or she becomes eligible for group health coverage with another employer) and accelerated vesting of 100% of his or her unvested outstanding equity awards. For the Chief Operating Officer, the Company’s change in control severance agreement provides that, if upon, or within 12 months following, a change in control, the Chief Operating Officer is terminated without cause or he resigns for good reason, he is entitled to receive 150% of his then-current salary, plus 150% of average annual cash bonus as determined by us over the prior three years, payment or reimbursement of health benefit continuation coverage under COBRA for 24 months (or, if earlier, until he becomes eligible for group health coverage with another employer) and accelerated vesting of 100% of his unvested outstanding equity awards.
42

“Good reason” is defined as (i) a reduction in the executive’s then existing annual salary by more than 10% other than in connection with an action affecting a majority of the executive officers of the Company, (ii) relocation of the principal place of the executive’s employment to a location more than 50 miles from the principal place of executive’s employment prior to the change in control or (iii) a material reduction in the executive’s authority, duties or responsibilities after the change in control. “Cause” exists if the executive officer: (A) is convicted of, or pleads guilty or no contest to, a criminal offense; (B) engages in any act of fraud or dishonesty; (C) breaches any agreement with the Company; (D) commits any material violation of a Company policy; or (E) fails, refuses or neglects to perform the services required of the executive in his or her position at the Company (subject in certain cases to a cure period).
The following table shows amounts that would have been paid if such named executive officers had been terminated on December 30, 2022 in connection with a change of control:
NAME	SALARY ($)	CASH INCENTIVE ($)	HEALTH BENEFITS ($)(1)	VALUE OF ACCELERATED VESTING ($)(2)
James P. Scholhamer	$1,450,000	$1,742,928	$37,718	$5,844,975
Sheri L. Savage	750,000	694,288	4,881	2,628,364
Vijayan S. Chinnasami	870,000	815,990	2,400	2,628,331
Christopher S. Cook	360,000	206,806	22,289	708,747
Jeffrey L. McKibben	315,000	216,670	32,902	950,775
(1)	Estimated assuming that each executive enrolls in continued group health benefits.
(2)	Amounts based on our stock price as of December 30, 2022, less the option exercise price, in the case of options.
Severance Policy for Executive Officers. Under our severance policy for executive officers of the Company, in the event that the Chief Executive Officer is terminated without cause and signs a release of claims, the executive would receive 150% of the executive’s then-current salary, plus 150% of the executive’s average annual cash bonus and cash incentive compensation as determined by us over the prior three years, payment of health benefit continuation coverage under COBRA for 18 months (or, if earlier, until he becomes eligible for group health coverage with another employer) and immediate vesting of unvested outstanding equity awards that would vest within 18 months. In the event that the Chief Financial Officer or Chief Operating Officer is terminated without cause and signs a release of claims, the executive would receive 100% of the executive’s then-current salary, 100% of the executive’s average annual cash bonus and cash incentive compensation as determined by us over the prior three years, payment of health benefit continuation coverage under COBRA for 12 months (or, if earlier, until he or she becomes eligible for group health coverage with another employer) and immediate vesting of unvested outstanding equity awards that would vest within 12 months. In the event that an executive officer, other than those described in the foregoing, is terminated without cause and signs a release of claims, the executive would receive 75% of the executive’s then-current salary, 50% of the executive’s average annual cash bonus and cash incentive compensation as determined by us over the prior three years and payment of health benefit continuation coverage under COBRA for 9 months (or, if earlier, until he or she becomes eligible for group health coverage with another employer). We may revise or terminate this policy at any time, except that following a change in control, the policy may not be terminated or amended to adversely affect a participant for 12 months thereafter.
The following table shows amounts that would have been paid if the named executive officers had been terminated without cause on December 30, 2022:
NAME	SALARY ($)	CASH INCENTIVE ($)	HEALTH BENEFITS ($)(1)	VALUE OF ACCELERATED VESTING ($)(2)
James P. Scholhamer	$1,087,500	$1,307,196	$28,288	$3,970,707
Sheri L. Savage	500,000	462,858	2,441	1,477,031
Vijayan S. Chinnasami	580,000	543,993	1,200	1,476,998
Christopher S. Cook	360,000	137,871	22,289	236,227
Jeffrey L. McKibben	315,000	144,477	32,902	291,621
(1)	Estimated assuming that each executive enrolls in continued group health benefits.
(2)	Amounts based on our stock price as of December 30, 2022, less the option exercise price, in the case of options.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.
43

During fiscal 2022, the principal executive officer of Ultra Clean was our Chief Executive Officer, James P. Scholhamer. For fiscal 2022, the combined annual total compensation for Mr. Scholhamer was $4,240,224, and for our median employee was $43,935, resulting in an estimated pay ratio of approximately 97:1.
In accordance with the flexibility provided by Item 402(u) of Regulation S-K, we identified the median employee by aggregating for each applicable employee (A) annual base salary or wage rates for our salaried and hourly employees (including overtime) as of December 30, 2022 (the median employee determination date), (B) the target bonus for 2022 and (C) commission or profit-sharing value received. We then ranked this compensation measure for our employees from lowest to highest. This calculation was performed for individuals, excluding our current Chief Executive Officer, James P. Scholhamer, whether employed on a full-time or part-time basis. For ease of administration, we did not include the accounting value of equity awards granted.
Once we identified our median employee, we then calculated such employee’s annual total compensation for 2022 using the same methodology as that utilized for determining the annual total compensation of our NEOs in 2022 (as set forth in the 2022 Summary Compensation Table on page 39). Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2022 Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
44

Pay Versus Performance
The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our other (non-PEO) NEOs along with total shareholder return, net income, and GAAP revenue growth performance results for our fiscal years 2020, 2021 and 2022.
Year(1)	Summary Comp Table Total for PEO (2)	Compensation Actually Paid to PEO(3)(4)	Average Summary Comp Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(3)(5)	Company’s Total Shareholder Return(6)	Peer Group Total Shareholder Return(6)	GAAP Net Income	GAAP REVENUE GROWTH(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$4,240,158	($505,820)	$1,875,468	$597,626	$142	$123	$40,400,000	13%
2021	$5,201,766	$11,184,818	$1,754,208	$4,029,427	$245	$219	$119,500,000	50%
2020	$3,417,579	$5,684,347	$1,571,782	$2,441,747	$135	$145	$77,600,000	31%
(1)	NEOs included in the above compensation columns reflect the following:
Year	PEO #1	Non-PEO NEOs
2022	Mr. Scholhamer	Messrs. Chinnasami, Cook, and McKibben and Ms. Savage
2021	Mr. Scholhamer	Messrs. Chinnasami, Williams, and Bentick and Ms. Savage
2020	Mr. Scholhamer	Messrs. Chinnasami, Williams, and Bentick and Ms. Savage
(2)
Amounts reported in this column represent (i) the total compensation as reported in the Summary Compensation Table for the applicable year in the case of Mr. Scholhamer (for each year where he served as principal executive officer) and (ii) the average of the total compensation as reported in the Summary Compensation Table for the Company’s other NEOs for the applicable year.

(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of last day of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date).

(4)	Compensation Actually Paid to PEO (Mr. Scholhamer) reflects the following adjustments from Total compensation reported in the Summary Compensation Table:
	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$4,240,158	$5,201,766	$3,417,579
Less, value of Stock Awards reported in SCT	($2,598,339)	($3,682,347)	($1,999,988)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$2,698,404	$3,934,688	$4,079,871
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	($8,172,522)	$64,592	($1,454,473)
Plus, FMV of Awards Granted this Year and that Vested this Year	$0	$0	$0
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	$3,326,480	$5,666,119	$1,641,358
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	$0	$0	$0
Total Adjustments	($4,745,978)	$5,983,052	$2,266,768
Actual Compensation Paid	($505,820)	$11,184,818	$5,684,347
45

(5)	The average Compensation Actually Paid to the non-PEO NEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:
	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$1,875,468	$1,754,208	$1,571,782
Less, value of Stock Awards reported in SCT	($976,788)	($877,559)	($709,979)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$903,986	$940,546	$1,448,319
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	($2,083,659)	$92,548	($376,816)
Plus, FMV of Awards Granted this Year and that Vested this Year	$0	$0	$0
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	$878,620	$2,119,683	$508,440
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	$0	$0	$0
Total Adjustments	($1,277,842)	$2,275,219	$869,965
Actual Compensation Paid	$597,626	$4,029,427	$2,441,747
(6)
Peer group TSR reflects the RDG Semiconductor Composite Index performance as reflected in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 pursuant to Item 201(e) of Regulation S-K. For the Company and peer group TSR, each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 28, 2019.

(7)
GAAP Revenue Growth is used as the Company selected metric and it is part of our annual incentive program and the primary component of our PSUs which measures relative revenue growth against a select group of performance peers.

As highlighted in our CD&A, one of our primary principles of our compensation program is to ensure that there is a substantial portion of compensation of executive officer pay that is at-risk and is highly dependent on the Company’s short-term and long-term financial, operation, and stock price performance.
For our executives, over 40% of their opportunity is tied to long-term equity incentives which will depend on our revenue growth and share price performance while roughly 20% of our executive pay is tied to annual financial and operational performance. We expect a stronger correlation to stock price performance and revenue growth through the combination of (a) having a significant portion of our pay tied to long-term incentives and (b) using PSUs linked to revenue growth and relative TSR as part of our annual long-term incentive mix. This relationship is highlighted in more detail in the next section.
Relationship Between the Company’s Pay and Performance:
Below are graphs showing the relationship of “compensation actually paid” (CAP) to our Chief Executive Officer and other named executive officers in 2020, 2021 and 2022 to (1) TSR of both the Company and the RDG Semiconductor Composite Index, (2) the Company’s net income and (3) the Company’s GAAP revenue growth.

46

The following is a list of financial performance and non-financial performance measures, which in the Company’s assessment, represent the most important measures used by the Company to link compensation actually paid to the NEOs for 2022:
(i)	GAAP Revenue Growth
(ii)	Non-GAAP Adjusted Operating Margin
(iii)	Relative Total Shareholder Return
(iv)	Free Cash Flow
(v)	Strategic Programs (ERP implementation, expense reduction, site optimization and product transition goals)
(vi)	Human Capital Goals
For additional details regarding these performance measures, please see the sections titled “Fiscal 2022 Cash Incentive Bonuses” and “Equity Compensation” in our Compensation Discussion and Analysis elsewhere in this Proxy Statement.
47

PROPOSAL 5: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR STOCK INCENTIVE PLAN
On April 21, 2023, subject to the approval of our stockholders at the 2023 Annual Meeting, our Board of Directors approved an amendment and restatement of our Amended and Restated Stock Incentive Plan (the “Plan”) that would increase the aggregate number of shares of our common stock that may be issued or delivered pursuant to awards granted under our Plan by an additional 2,000,000 shares.
The effectiveness of the amendment and restatement of the Plan is subject to approval by our stockholders and is recommended by our Board of Directors. If our stockholders do not approve the proposed amendment and restatement of the Plan, the Plan will run out of authorized and available shares in the near future, which will hinder our ability to offer equity awards to our employees, directors, or consultants.
Approval of this proposal requires the affirmative vote of the holders of a majority of our common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as negative votes for this proposal.
Stock-based compensation is a fundamental component of our compensation program. Our equity compensation program is designed to attract and retain employees, many of whom view equity incentives as a key component of their compensation. Stock-based compensation encourages and rewards employee performance and helps align employee interests with those of our stockholders. We currently grant stock-based awards to certain new employees, upon the promotion of certain existing employees, and on an annual basis to certain employees, including our executive officers and other senior employees. We need additional shares in order to ensure that we are able to continue to grant stock-based awards as we hire additional employees and to continue to motivate existing employees and align their interests with those of our stockholders.
We believe that the Plan contains provisions that are consistent with the interests of our stockholders and with our corporate governance practices:
•
No Stock Option Repricings. The Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders. This provision applies to both direct repricings—lowering the exercise price of a stock option—and indirect repricings—canceling an outstanding stock option and granting a replacement equity award.

•	No Discount Stock Options. The Plan prohibits the grant of stock options with an exercise price of less than the fair market value of our common stock on the date the stock option is granted.
•	No Evergreen Provision. The Plan does not have an “evergreen” feature. This means we are asking for a specific number of shares now and will not increase that amount without stockholder approval.
•
Share Recycling. The Plan prohibits the following from being made available for issuance as awards under the Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding SAR or option: (ii) shares used to pay the exercise price or withholding taxes related to an outstanding option or SAR; or (iii) shares repurchased on the open market with the proceeds of the option exercise price.

•
Performance-Based Awards. The Compensation and People Committee has the authority to grant awards so that the shares of common stock subject to those awards will vest only upon the achievement of pre-established corporate performance goals.

•	Dividends. The Plan prohibits the granting of dividends on options, stock appreciation rights and unearned performance-based awards.
48

Summary of Share Increase Impact
In determining the amount of the proposed share increase, the Compensation and People Committee considered that:
•	As of March 29, 2023, the equity awards available and outstanding under the Plan, and their respective features, were as follows(1):

Options Outstanding	0
Full-Value Awards Outstanding	1,091,374
Shares Available for Grant	961,336
Weighted Average Exercise Price of Outstanding Options	N/A
Weighted Average Remaining Term of Outstanding Options	N/A
•
Our stockholders last approved a share increase in May 2019. Since that time, we have granted equity awards representing a total of 2.5 million underlying shares. The number of shares subject to equity awards granted during each year divided by the total weighted average number of shares outstanding during the applicable year (also referred to as our burn rate) was 1.1% and 1.5% for fiscal years 2021 and 2022, respectively.

•	The per share closing price of our common stock on the NASDAQ Global Select Market as of March 29, 2023 was $31.41.
•
Because of the importance of stock-based compensation to our compensation program, if we do not increase the shares available for issuance under the Plan, then based on historical usage rates, the available shares would be insufficient to grant annual equity awards to our executives and other employees by 2024.

•
Based on historical usage and the recent increase in the number of our employees, we estimate that the additional shares would be sufficient for approximately three years of awards, assuming we continue to grant awards consistent with our historical usage and current practices. However, because grants are discretionary, the share reserve could last for a longer or shorter period of time.

•
As of March 29, 2023, (i) the number of shares subject to equity awards outstanding as of such date plus the number of shares remaining available for issuance under our Plan divided by (ii) the number of our shares outstanding as of such date (assuming all outstanding RSUs have vested and all outstanding options have been exercised), was approximately 4.5%. If the additional 2,000,000 shares are included, this figure would be approximately 8.8%.

Summary of the Plan
The primary features of the Plan are summarized below. The Plan, as amended and restated, is set forth in Appendix B below.
Number of Shares. We are requesting that an additional 2,000,000 shares of common stock be reserved for issuance under the Plan. In general, if awards granted under the Plan are forfeited, terminated or cancelled without delivery of shares, then the corresponding common stock will again become available for grant. Shares underlying full-value awards granted after June 10, 2010 have been and will continue to be counted under the Plan as 1.23 shares.
Eligibility. Directors, employees and consultants of the Company, its subsidiaries and its affiliates are eligible to be granted stock options, restricted stock, restricted stock units, stock appreciate rights and other awards that are denominated or payable in or valued based on our shares of common stock.
Administration. The Plan may be administered by the Board or by a committee of the Board (in either case referred to as the “Committee”). The Compensation and People Committee of the Board presently administers the Plan. The Compensation and People Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, determine the type, number, vesting requirements and other features and conditions of each award, interpret the Plan, and make all other decisions relating to the operation of the Plan.
Stock Options. The Plan permits the granting of stock options that are intended to qualify as incentive stock options (“ISOs”) under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonstatutory stock options (“NSOs”) that do not so qualify. ISOs may only be granted to employees. The option exercise price will be determined by the Compensation and People Committee but will not be less than 100% of the fair market value of the common stock on the date of grant (which is defined as the closing price on the day preceding the grant date). The term
(1)	This table excludes the 2,000,000 shares requested in this proposal and all shares associated with our Employee Stock Purchase Plan.
49

of each option will be fixed by the Compensation and People Committee, but may not exceed ten years from the date of the grant. The Compensation and People Committee may modify, extend or assume outstanding options (except that the Compensation and People Committee may not directly or indirectly reprice outstanding options without stockholder approval). The Plan provides that no optionee may receive options covering more than 750,000 shares in any calendar year.
Stock Appreciation Rights. The Plan permits the granting of stock appreciation rights, entitling the holder upon exercise to receive an amount in any combination of cash or common stock of the Company (as determined by the Compensation and People Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. The exercise price of stock appreciation rights will not be less than 100% of the fair market value of the common stock on the date of the grant and stock appreciation rights shall have a maximum term of ten years from the date of grant. The Plan provides that no participant may receive stock appreciation rights covering more than 750,000 shares in any calendar year.
Restricted Stock. Restricted shares of our common stock may be sold or awarded by the Compensation and People Committee subject to such conditions and restrictions as they may determine which may include the attainment of performance goals. To the extent that an award consists of newly issued restricted shares, the consideration will consist of cash, cash equivalents, or past services rendered, as the Compensation and People Committee may determine. The holders of restricted shares awarded under the Plan have the same voting, dividend and other rights as holders of common stock, except that the Plan prohibits the granting of dividends on unearned performance awards.
Restricted Stock Units. Restricted stock units representing the equivalent of shares of common stock may be granted. Stock units have no voting rights unless and until shares of stock are issued pursuant to the terms of the stock unit award. Vesting and dividend rights of stock units are determined by the Compensation and People Committee. No cash consideration is required to be paid by stock unit award recipients.
Performance-Based Awards. The Compensation and People Committee has the authority to structure one or more share right awards so that the shares of common stock subject to those awards will be issuable upon the achievement of certain pre-established corporate performance goals. The performance goals may consist of any of the following: (1) net sales or product and product related revenue; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items; (3) net income or net income per Common Share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) operating margin; (8) share price or total stockholder return; and (9) strategic business criteria (including without limitation meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction; management of employment practices and employee benefits; and goals relating to acquisitions or divestitures of business units of the Company or of affiliates). The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Compensation and People Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Compensation and People Committee will determine the performance goals for any individual award and will be responsible for reviewing and approving the assessment of achievement of those goals. Performance-based awards granted to any person may not represent more than 750,000 shares in any calendar year.
Other Equity-Based Awards. The Compensation and People Committee may determine to grant other equity-based awards, subject to the terms of the Plan.
Change of Control. The Compensation and People Committee may determine, at the time of granting an award or thereafter, that such award will become exercisable or vested as to all or part of the shares of common stock subject to such award in the event that a change in control occurs with respect to the Company.
Anti-Dilution Provisions. In the event of a stock dividend, stock-split, reverse stock split, combination or reclassification of shares, or any other increase or decrease in the number of outstanding shares, the Compensation and People Committee shall make a corresponding adjustment to the number or exercise price of the options, restricted stock, stock units or stock appreciation rights awarded and the number of shares awardable pursuant to the Plan.
Future of the Plan. The Board may amend or terminate the Plan at any time. If required by applicable law or regulation (including NASDAQ requirements), we will seek stockholder approval of the amendment.
New Plan Benefits
All awards under the Plan are granted at the discretion of the Compensation and People Committee (or a subcommittee thereof), and, accordingly, future grants are not yet determinable. In the absence of pre-determined awards under the Plan, there would have been no change in the equity awards granted under the Plan if it had been in effect during fiscal
50

year 2022. The equity awards granted to our named executive officers during fiscal year 2022 are set forth in the “Grants of Plan-Based Awards” table, and the equity awards granted to our non-employee directors are described above under “Director Compensation,” but this does not necessarily reflect the number of awards that may be issued in the future.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences certain types of equity awards under the Plan and does not attempt to describe all possible federal or other tax consequences of participation in the Plan or tax consequences based on particular circumstances.
Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option granted at fair market value on the grant date. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we receive no deduction when an ISO is exercised. The tax treatment of a disposition of shares acquired on exercise of an ISO depends on how long the shares have been held. If the shares are sold more than two years after the option grant date and more than one year after the exercise date, then the optionee will recognize long-term capital gain. If the shares are sold before these two holding periods are satisfied, the optionee recognizes ordinary income equal to the “spread” on the date of exercise, and any additional gain or loss will be capital gain or loss. The Company is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable holding periods have been satisfied. Upon exercising an NSO, the optionee generally recognizes ordinary income equal to the “spread” between the exercise price and the fair market value of our common stock on the date of exercise, and the Company ordinarily will be entitled to a deduction for the same amount to the extent permitted by applicable tax laws. In the case of an employee, the option spread when an NSO is exercised is subject to income tax withholding. Any additional gain or loss at the time of disposition of shares acquired on exercise of an NSO will be capital gain or loss.
Generally, stock-based awards such as restricted stock, restricted units and stock appreciation rights will be taxed as ordinary income to the recipient upon vesting or settlement, as applicable, with the Company being eligible for a corresponding tax deduction to the extent permitted by applicable tax laws.
Board Recommendation
Our Board of Directors recommends that you vote “FOR” the approval of the proposed share increase to the plan.
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PROPOSAL 6: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN
On April 21, 2023, subject to the approval of our stockholders at the 2023 Annual Meeting, our Board of Directors approved the following amendments to our Employee Stock Purchase Plan (the “ESPP”):
•
Increase the aggregate number of shares of our common stock that may be offered under the ESPP by an additional 500,000 shares. The ESPP was initially adopted in 2004 and reserved 555,343 shares of our common stock for issuance under the ESPP. If the proposed amendments to the ESPP are approved by our stockholders, the total number of our common shares that will be reserved for issuance under the ESPP will be 1,055,343 shares.

•
Extend the term of the ESPP for additional twenty (20) years. The current term of the ESPP is scheduled to expire on October 21, 2024, which is the twentieth anniversary of the effective date of the ESPP. The proposed amendments to the ESPP would extend the term of the ESPP to October 21, 2044.

The ESPP provides our employees the opportunity to purchase shares of our common stock at a discount on a periodic basis through payroll deductions. We believe that the ESPP is important for our ability to retain and motivate eligible employees and algins the interests of employees with those of stockholders by providing our employees the opportunity to acquire ownership stake in the Company.
As of April 21, 2023, 555,062 shares of the 555,343 shares of common stock authorized for issuance under the ESPP remain available for purchase in future purchase periods under the ESPP. Based on the current trends, we expect the requested number of additional shares will allow us to fund the ESPP for approximately five years. This time period may vary depending on the price of the Company’s stock and the plan participation rate.
Approval of this proposal requires the affirmative vote of the holders of a majority of our common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as negative votes for this proposal.
Summary Description of the ESPP
The following is a summary of principal features of the ESPP. For a complete description, a copy of the ESPP, as amended and restated, is attached as Appendix C to this proxy statement.
Purpose. The purpose of the ESPP is to give eligible employees the ability to share in the Company’s success by providing them with the opportunity to purchase shares of our common stock at a discount. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code.
Stocks Subject to the ESPP. We have reserved 555,343 shares of our common stock for issuance under the ESPP, subject to adjustment in the event of certain corporate events such as stock splits. The shares will consist, in whole or in part, of authorized but unissued shares or treasury shares, including shares purchased on the open market or otherwise.
Eligibility. Our employees generally will be eligible to participate in the ESPP if they are employed by us or by a subsidiary of ours that we designate. Our employees are not eligible to participate in the ESPP if they are 5% stockholders or would become 5% stockholders as a result of their participation in the ESPP.
Administration. Our Board of Directors administers the ESPP and has full and exclusive authority to interpret the terms of the ESPP, determine eligibility and amend the ESPP (subject to stockholder approval where required by applicable law).
Grant and Exercise of Option. Our ESPP contains consecutive, overlapping offering periods of 12 months. Each offering period includes two six-month purchase periods. The ESPP permits participants to purchase common stock through payroll deductions of up to 10% of their eligible compensation.
Purchase Price. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each purchase period (subject to any limitations imposed by the Internal Revenue Code or the terms of the ESPP). The price is 85% of the lower of the fair market value of our common stock at the beginning of an offering period or on the purchase date. If the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, participants will be withdrawn from the current offering period following their purchase of shares on the purchase date and will be re-enrolled in the immediately following offering period.
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Withdrawal; Termination. An employee’s participation in the ESPP will end automatically upon termination of employment for any reason. Participants may end their participation at any time during an offering period, and will be paid their payroll deductions to the date of such withdrawal.
Adjustments. In the event of our merger with or into another corporation, a sale of all or substantially all of our assets, or a change of control (collectively, a “Corporate Transaction”), a successor corporation may assume or substitute each outstanding option under the ESPP. If the successor corporation does not assume or substitute for each of the outstanding options, the purchase period then in progress will be shortened by setting a new exercise date, which shall be before the consummation of the Corporate Transaction, and any offering period then in progress will end on the new exercise date.
Amendments. Subject to certain conditions and stockholder approval as necessary, our Board of Directors may amend, alter or discontinue the ESPP at any time, but generally no amendment may impair the rights of any optionee with respect to any outstanding option without that optionee’s consent. The ESPP will terminate in 2024 unless earlier terminated by our Board of Directors.
Specific Benefits and Prior Purchases
No purchase rights have been granted and no shares of common stock have been issued on the 500,000 share increase. The benefits to be received by or allocated to eligible employees under the amended and restated ESPP are not currently determinable because such benefits under the ESPP will depend on the fair market value of the Company common stocks at various futures and the eligible employees’ election to participate in the ESPP, which is entirely within their own discretion.
Through 2022, the following individuals and groups have purchased shares of our common stock under the ESPP:
Individual/Group	Aggregate Number of Shares Purchased since ESPP Inception
James P. Scholhamer, Chief Executive Officer	0
Sheri Savage, Chief Financial Officer	0
Vijay Chinnasami, Chief Operating Officer	0
Christopher Cook, President, Products Division	0
Jeffrey McKibben, Chief Information Officer	0
All named executive officers as a group	0

All employees other than named executive officers as a group	555,062
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences with respect to participation in the ESPP, and does not attempt to describe all possible federal or other tax consequences of participation in the ESPP or tax consequences based on particular circumstances.
As noted, the ESPP is intended to qualify under Section 423 of the Internal Revenue Code. The contributions to the ESPP by the participants are made on an after-tax basis, and as such, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.
Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Enrollment Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.
If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Enrollment Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Enrollment Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase
53

price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.
The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the Required Holding Period has been met. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.
Board Recommendation
Our Board of Directors recommends that you vote “FOR” the Amendment and Restatement of our Employee Stock Purchase Plan.
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OTHER MATTERS
We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company or the Company’s management may recommend.
BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ James P. Scholhamer
Name: James P. Scholhamer
Title: Chief Executive Officer
Dated: April 21, 2023
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Appendix A: Reconciliation of GAAP to Non-GAAP Measures
ULTRA CLEAN HOLDINGS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS
	TWELVE MONTHS ENDED
	DECEMBER 30, 2022	DECEMBER 31, 2021
Reconciliation of GAAP Net Income to Non-GAAP Net Income (in millions)
Reported net income attributable to UCT on a GAAP basis	$40.4	$119.5
Amortization of intangible assets(1)	30.1	33.4
Stock-based compensation expense(2)	19.3	16.8
Restructuring charges(3)	3.3	1.3
VAT settlement(4)	4.0	—
Acquisition related costs(5)	0.6	10.0
Net loss on divestitures(6)	77.4	—
Covid-19 related costs(7)	2.9	—
Fair value related adjustments(8)	—	23.0
Insurance proceeds(9)	—	(7.3)
Legal-related costs(10)	2.2	—
Income tax effect of non-GAAP adjustments(11)	(22.2)	(12.8)
Income tax effect of valuation allowance(12)	23.9	2.3
Non-GAAP net income attributable to UCT	$181.9	$186.1

Reconciliation of GAAP Income from operations to Non-GAAP Income from operations (in millions)
Reported income from operations on a GAAP basis	$120.4	$185.7
Amortization of intangible assets(1)	30.1	33.4
Stock-based compensation expense(2)	19.3	16.8
Restructuring charges(3)	3.3	1.3
VAT settlement(4)	4.0	—
Acquisition related costs(5)	0.6	10.0
Net loss on divestitures(6)	77.4	—
Covid-19 related costs(7)	2.9	—
Fair value related adjustments(8)	—	10.1
Legal-related costs(10)	2.2	—
Non-GAAP income from operations	$260.2	$257.3

Reconciliation of GAAP Operating margin to Non-GAAP Operating margin
Reported operating margin on a GAAP basis	5.1%	8.8%
Amortization of intangible assets(1)	1.3%	1.6%
Stock-based compensation expense(2)	0.8%	0.8%
Restructuring charges(3)	0.1%	0.0%
VAT settlement(4)	0.2%	—
Acquisition related costs(5)	0.0%	0.5%
Net loss on divestitures(6)	3.3%	—
Covid-19 related costs(7)	0.1%	—
Fair value related adjustments(8)	—	0.5%
Legal-related costs(10)	0.1%	—
Non-GAAP operating margin	11.0%	12.2%

Reconciliation of GAAP Gross profit to Non-GAAP Gross profit (in millions)
Reported gross profit on a GAAP basis	$465.0	$430.0
Amortization of intangible assets(1)	6.3	6.1
Stock-based compensation expense(2)	1.5	2.6
Restructuring charges(3)	1.0	1.0
VAT settlement(4)	4.0	—
Covid-19 related costs(7)	2.9	—
Fair value related adjustments(8)	—	10.1
Non-GAAP gross profit	$480.7	$449.8

Reconciliation of GAAP Gross margin to Non-GAAP Gross margin
Reported gross margin on a GAAP basis	19.6%	20.5%
Amortization of intangible assets(1)	0.3%	0.3%
Stock-based compensation expense(2)	0.1%	0.1%
Restructuring charges(3)	0.0%	0.0%
VAT settlement(4)	0.2%	—
Covid-19 related costs(7)	0.1%	—
Fair value related adjustments(8)	—	0.5%
Non-GAAP gross margin	20.2%	21.4%
A-1

	TWELVE MONTHS ENDED
	DECEMBER 30, 2022	DECEMBER 31, 2021
Reconciliation of GAAP Interest and other income (expense) to Non-GAAP Interest and other income (expense) (in millions)
Reported interest and other income (expense) on a GAAP basis	$(32.1)	$(31.4)
Fair value related adjustments(8)	—	12.9
Insurance proceeds(9)	—	(7.3)
Non-GAAP interest and other income (expense)	$(32.1)	$(25.8)

Reconciliation of GAAP Earnings Per Diluted Share to Non-GAAP Earnings Per Diluted Share
Reported net income on a GAAP basis	$0.88	$2.69
Amortization of intangible assets(1)	0.66	0.75
Stock-based compensation expense(2)	0.42	0.38
Restructuring charges(3)	0.07	0.03
VAT settlement(4)	0.09	—
Acquisition related costs(5)	0.01	0.23
Net loss on divestitures(6)	1.69	—
Covid-19 related costs(7)	0.06	—
Fair value related adjustments(8)	—	0.52
Insurance proceeds(9)	—	(0.16)
Legal-related costs(10)	0.05	—
Income tax effect of non-GAAP adjustments(11)	(0.49)	(0.29)
Income tax effect of valuation allowance(12)	0.52	0.05
Non-GAAP net income	$3.98	$4.20
Weighted average number of diluted shares (in millions) on a non-GAAP basis	45.7	44.4
ULTRA CLEAN HOLDINGS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE
	TWELVE MONTHS ENDED
	DECEMBER 30, 2022	DECEMBER 31, 2021
(in millions, except percentages)
Provision for income taxes on a GAAP basis	$37.9	$27.9
Income tax effect of non-GAAP adjustments(11)	22.2	12.8
Income tax effect of valuation allowance(12)	(23.9)	(2.3)
Non-GAAP provision for income taxes	$36.3	$38.4

Income before income taxes on a GAAP basis	$88.3	$154.3
Amortization of intangible assets(1)	30.1	33.4
Stock-based compensation expense(2)	19.3	16.8
Restructuring charges(3)	3.3	1.3
VAT settlement(4)	4.0	—
Acquisition related costs(5)	0.6	10.0
Net loss on divestitures(6)	77.4	—
Covid-19 related costs(7)	2.9	—
Fair value related adjustments(8)	—	23.0
Insurance proceeds(9)	—	(7.3)
Legal-related costs(10)	2.2	—
Non-GAAP income before income taxes	$228.1	$231.4
Effective income tax rate on a GAAP basis	42.9%	18.1%
Non-GAAP effective income tax rate	15.9%	16.6%
1	Amortization of intangible assets related to the Company's business acquisitions
2	Represents compensation expense for stock granted to employees and directors
3	Represents severance, retention and costs related to facility closures
4	Represents impact of value added tax ruling
5	Represents acquisition activity costs
A-2

6	Represents the net loss on the divestiture of certain non-core subsidiary entities
7	Covid-19 related costs incurred during the period
8	Adjustments related to the fair values of inventories related to Fluid Solutions and forward hedge contracts in conjunction with acquisition of Ham-Let
9	Insurance proceeds pertaining to the Cinos fire in 2018
10	Represents estimated costs related to legal proceedings
11	Tax effect of items (1) through (10) above based on the non-GAAP tax rate
12
The Company's GAAP tax expense is generally higher than the Company's non-GAAP tax expense, primarily due to losses in the U.S. with full federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense considers the tax implications as if there was no federal or state valuation allowance position in effect.

A-3

Appendix B
Ultra Clean Holdings, Inc.
Amended and Restated Stock Incentive Plan
(Amended as of April 23, 2019)
Section 1. Purpose. The purposes of the Ultra Clean Holdings, Inc. Stock Incentive Plan (this “Plan”) are to promote the interests of Ultra Clean Holdings, Inc., a Delaware company (together with its successors and assigns, the “Company”) and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and consultants of the Company and its Affiliates (as defined below); (ii) motivating employees, consultants and directors by means of performance related incentives to achieve longer range performance goals; and (iii) enabling employees, consultants and directors to participate in the long term growth and financial success of the Company.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
“Award” means any Option, SAR, Restricted Share, RSU, Performance Award or other award granted under the Plan.
“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise defined in any Employment Agreement or Award Agreement:
(i) the failure, refusal or willful neglect of a Participant to perform the services required of such Participant in his capacity as an employee;
(ii) the Company forming a good faith belief that a Participant has engaged in fraudulent conduct in connection with the business of the Company or its subsidiaries or that a Participant has committed a felony;
(iii) a Participant’s breach of any trade secret or confidential information agreement with the Company or its subsidiaries; or
(iv) the Company forming a good faith belief that a Participant has committed an act of misconduct, violated the Company’s or its subsidiaries’ anti-discrimination policies prohibiting discrimination or harassment on the grounds of race, sex, age or any other legally prohibited basis, or otherwise has caused material harm to the Company’s or its subsidiaries’ reputation or goodwill.
“Change of Control” means the occurrence of one of the following events:
(i) the consummation of a merger or consolidation of the Company with or into any other entity pursuant to which the stockholders of the Company, or applicable, immediately prior to such merger or consolidation hold less than 50% of the voting power of the surviving entity;
(ii) the sale or other disposition of all or substantially all of the Company’s assets; or
(iii) any acquisition by any person or persons (other than the direct and indirect stockholders of the Company immediately after the Effective Date) of the beneficial ownership of 50% or more of the voting power of the Company’s equity securities in a single transaction or series of related transactions; provided, however, that an underwritten public offering of the Company’s securities shall not be considered a Change in Control; provided, however, that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means a committee of one or more members of the Board designated by the Board to administer the Plan. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.
“Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting or advisory services.
“Director” means a member of the Board.
“Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.
B-1

“Employee” means an employee of the Company or any of its Affiliates.
“Employment Agreement” means an employment agreement entered into between a Participant and the Company or any of its Affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the purchase price of the Option or exercise or base price of the SAR, in either case as set forth in the Award Agreement.
“Fair Market Value” means, with respect to a Share as of any date of determination, the reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock for the trading day immediately preceding such date of determination. If such class of common stock is not listed on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares and such other factors as the Committee shall in its discretion deem relevant or appropriate.
“Full-Value Awards” means Restricted Shares, RSUs, Performance Awards and other Awards that result in the Company transferring the full value of any underlying Share granted pursuant to an Award, but shall not include Options and SARs.
“Incentive Stock Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
“Non-Qualified Stock Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
“Participant” means a Person granted an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).
“Performance Award” has the meaning set forth in Section 10 hereof.
“Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
“Restricted Shares” has the meaning set forth in Section 8 hereof.
“RSU” has the meaning set forth in Section 9 hereof.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
“SAR” has the meaning set forth in Section 7 hereof.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of common stock of the Company or such other securities as may be designated by the Committee from time to time.
“Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
Section 3. Administration.
(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and the exercise price or purchase price, if applicable; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions (including the vesting schedule, if any) of any Award and Award Agreement; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any
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instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b) Committee Composition. If the Board in its discretion deems it advisable, the Board may provide that the Committee may consist solely of two or more “Non-Employee Directors” as defined in Rule 16b-3.
(c) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.
(d) No Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs without stockholder approval.
Section 4. Shares Available for Awards.
(a) Shares Available. Subject to adjustment as provided in this Section, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 12,555,695, including Shares previously issued under the Plan and including an increase of 1,500,000 Shares effective as of June 10, 2010, an increase of 3,100,000 shares effective May 22, 2013, an increase of 2,700 000 shares effective May 24, 2017 and an increase of 2,300,000 shares effective May 24, 2019. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Each Share underlying Full-Value Awards granted after June 10, 2010 have been and will continue to be counted against the foregoing share reserve as 1.23 Shares.
(b) Shares Returned to Reserve. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan (including any Substitute Award) or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, shall again become Shares with respect to which Awards may be granted. If SARs are exercised, then all of the Shares (if any) actually issued in settlement of such SARs plus any Shares that represent payment of the Exercise Price shall reduce the number available under this Section. If Full-Value Awards granted after June 10, 2010 are forfeited, then 1.23 times the number of Shares so forfeited will again become available for issuance under the Plan. The following Shares may not again be made available for issuance as awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding SAR or option; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding option or SAR; or (iii) Shares repurchased on the open market with the proceeds of the option exercise price.
(c) Individual Limitation. Subject to the provisions below relating to adjustments upon changes in the Shares, no Employee shall be eligible to be granted Options or SARs covering more than 750,000 Shares during any calendar year.
(d) Adjustments. In the event that the number of issued Shares is increased or decreased as a result of a stock dividend, stock split, reverse stock split, combination or reclassification of Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”), then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award.
(e) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares authorized for issuance under the Plan and shall increase the number Shares available for issuance hereunder.
Section 5. Eligibility.
(a) General. Any Employee, Consultant or Director shall be eligible to be selected by the Committee to receive an Award under the Plan.
(b) Incentive Stock Options. Only Employees shall be eligible for the grant of Incentive Stock Options.
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(c) Substitute Awards. Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards hereunder.
(d) Non-Employee Directors. Awards may be granted to non-employee Directors in accordance with the policies established from time to time by the Committee specifying the number of shares (if any) to be subject to each such Award and the time(s) at which such Awards shall be granted. Awards granted to non-employee Directors shall be on terms and conditions determined by the Committee, subject to the provisions of the Plan.
Section 6. Stock Options.
(a) Grants. The Committee is authorized to grant Options to Participants with the terms and conditions set forth in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b) Type of Option. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the provisions of Section 422 of the Code, as from time to time amended, or any successor provision thereto, and any regulations implementing such statute.
(c) Exercise Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted. Notwithstanding the foregoing, the Exercise Price of any Option shall not be less than 100% of the Fair Market Value at the time the Option is granted.
(d) Exercise. Each Option shall have a maximum term of ten years and shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.
(e) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price is received by the Company. Such payment may be made: (i) in cash; (ii) if approved by the Committee, in Shares (the value of such Shares shall be their Fair Market Value on the date of exercise) owned by the Participant for the period required to avoid a charge to the Company’s earnings (which is generally six months); (iii) if approved by the Committee, by a combination of the foregoing; (iv) if approved by the Committee, in accordance with a cashless exercise program; or (v) in such other manner as permitted by the Committee at the time of grant or thereafter.
Section 7. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights (“SARs”) to Participants with the terms and conditions set forth herein and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value at the time the SAR is granted. Each SAR shall have a maximum term of ten years and shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable. Each Award Agreement shall specify whether the SAR is exercisable for (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares underlying the SARs exceeds the Exercise Price. An Award Agreement may provide that if, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.
Section 8. Restricted Shares. The Committee is authorized to grant Shares of restricted stock (“Restricted Shares”) to Participants with the terms and conditions set forth herein and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services, to the extent permitted by applicable law. Each Award of Restricted Shares may be subject to vesting as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. Unless otherwise specified in the Award Agreement, the holders of Restricted Shares shall have the same voting and other rights as the Company’s other stockholders, but unless expressly approved by the Committee, no dividend rights (and, to the extent the Committee approves dividend rights for Restricted Shares, any such dividends may be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid).
Section 9. Stock Units and Restricted Stock Units. The Committee is authorized to grant units representing the right to receive Shares (“RSUs”) to Participants with the terms and conditions set forth herein and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. To the
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extent that an Award is granted in the form of RSUs, no cash consideration shall be required of the Award recipients. Each Award of RSUs may be subject to vesting as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. Holders of RSUs shall have no voting rights or, unless otherwise specified by the Award Agreement, any right to dividends or dividend equivalents (which if approved by the Committee shall in any event be subject to the same conditions and restrictions as the RSUs to which they attach). Settlement of vested RSUs may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee and specified in the Award Agreement. The actual number of RSUs eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Unless otherwise specified in the Award Agreement, the distribution shall occur when all vesting conditions applicable to the RSUs have been satisfied or have lapsed.
Section 10. Performance Awards.
(a) Performance awards granted under the Plan may be earned upon achievement or satisfaction of performance conditions specified by the Committee (“Performance Awards”) and may be settled in cash, Shares, other Awards or other property, as specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
(b) The following represent business criteria and other measures of performance that the Committee may use to establish any performance conditions:
(i) Performance Goal. The performance goals for Performance Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for an Affiliate or a business unit of the Company or of an Affiliate shall be used by the Committee in establishing performance goals for Performance Awards: (1) net sales or product and product related revenue; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (3) net income or net income per Share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) operating margin; (8) share price or total stockholder return; and (9) strategic business criteria (including without limitation meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction; management of employment practices and employee benefits; and goals relating to acquisitions or divestitures of business units of the Company or of affiliates). The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time when 25% of such performance period has elapsed.
(v) Committee Determinations. The Committee shall certify whether any performance objective relating to the Performance Award and other material terms upon which settlement of the Award was conditioned have been satisfied prior to any payout of such Award.
Section 11. Other Stock-based Awards. The Committee is hereby authorized to grant to Participants other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of
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such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine.
Section 12. Effect of Termination of Employment or Service.
(a) Termination of Employment or Service. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated by Participant or by the Company for any reason (other than death or Disability or by the Company for Cause), then (i) to the extent not yet vested as of the date of termination, an Award shall immediately be forfeited, and (ii) to the extent vested as of the date of termination, an Award may be retained and, if applicable, exercised until the earlier of (A) the date three months (or such longer or shorter period, if any, specified in the applicable Award Agreement or Employment Agreement) after such termination of employment or service or (B) the date such Award would have expired had it not been for the termination of employment or service, after which time, in either case, such Award shall expire. For the avoidance of doubt, change in status from an Employee to a Consultant or non-employee Director, or vice versa, shall be considered a termination of employment or service except as otherwise determined by the Committee.
(b) Death or Disability. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated by reason of death or Disability, then (i) to the extent not yet vested as of the date of termination, an Award shall immediately be forfeited, and (ii) to the extent vested as of the date of termination, the Award may be retained and, if applicable, exercised by the Participant or his successor (if employment or service is terminated by death) until the earlier of (A) the date one year after such termination of employment or service or (B) the date such Award would have expired had it not been for the termination of such employment or service, after which time, in either case, such Award shall expire.
(c) Cause. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated by the Company or an Affiliate for Cause, all Awards shall be forfeited and shall expire immediately on the date of termination.
Section 13. Amendment and Termination.
(a) Amendment of the Plan. The Board may amend, alter, suspend or discontinue the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension or discontinuation shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States. Any such amendment, alteration, suspension, discontinuance, or termination that would adversely affect the rights of a Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective with respect to such Award without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 14 below or elsewhere in the Plan.
(b) Amendment or Termination of Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment (other than any amendment to Section 14 hereof), alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 14 below or elsewhere in the Plan or the applicable Award Agreement.
(c) Termination of the Plan. The Plan shall remain in effect until May 23, 2029, unless earlier terminated by the Board. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.
Section 14. Corporate Transactions.
(a) Corporate Transactions. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change of Control, the Committee, in its sole discretion, (i) may cause any outstanding Award to be (x) continued by the Company, (y) assumed, or substituted with a substantially equivalent award, by the successor company (or its parent or any of its subsidiaries), or (z) canceled in consideration of a cash payment or alternative Award, if
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applicable, made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award less any exercise price (provided that the Committee may determine that only holders of vested Awards shall receive any such cash payment or alternative Award); or (ii) may take any other action or actions with respect to the outstanding Awards that it deems appropriate. Any Award (or any portion thereof) not continued or assumed by the Company or the successor company (or its parent or any of its subsidiaries), as applicable, pursuant to the foregoing shall terminate on such Change of Control and the holder thereof shall be entitled to no consideration for such Award.
(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to such event.
Section 15. General Provisions.
(a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided that dividends shall not be paid on Options, SARs or on unearned Performance Awards.
(b) Nontransferability of Awards. Except to the extent otherwise provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.
(c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.
(d) Share Certificates. Any stock certificate or transfer agent book-entry procedure or other evidence of ownership shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations.
(e) Withholding. A Participant may be required to pay to the Company or any of its Affiliates, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.
(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.
(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements that may be either generally applicable or applicable only in specific cases.
(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate and shall not lessen or effect the right of the Company or its Affiliates to terminate the employment or service of a Participant.
(i) Rights as a Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.
(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of California.
(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the
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applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(p) Proprietary Information and Inventions Agreement. A Participant may be required, as a condition precedent to the exercise or settlement of an Award, to have executed and be in compliance with the Company’s (or its subsidiary’s) standard form of confidentiality and non-disclosure agreement.
(q) Modification of Award Terms for non-U.S. Employees. The Committee shall have the discretion and authority to grant Awards with such modified terms as the Committee deems necessary or appropriate in order to comply with the laws of the country in which the Employee resides or is employed, and may establish a subplan under this Plan for such purposes.
(r) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder are exempt from, or comply with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). The Company shall have the authority to unilaterally amend the Plan and any Award Agreement as the Committee determines in good faith is necessary or desirable to allow any Awards to avoid the imposition of additional tax liabilities under Section 409A to the extent permitted by Section 409A.
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Appendix C
ULTRA CLEAN HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(RESTATED AS OF OCTOBER 21, 2004)
SECTION 1. Purpose of the Plan.
The purpose of this Employee Stock Purchase Plan (the "PLAN") is to give eligible employees of Ultra Clean Holdings, Inc. (the "COMPANY") and its subsidiaries the ability to share in the Company's future success. The Company expects that it and its stockholders will benefit from the added interest which such eligible employees will have in the welfare of the Company as a result of their increased equity interest in the Company's success. The Plan is intended to qualify under Section 423 of the Code (as defined below).
SECTION 2. Definitions.
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a) "BOARD" means the board of directors of the Company.
(b) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
(c) "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan. If no committee is so designated by the Board, the full Board shall be the Committee hereunder.
(d) "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Company.
(e) "COMPENSATION" means base pay prior to any reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125, 132 or 402(g) of the Code, unless otherwise determined by the Committee or its delegate. Notwithstanding the foregoing, unless otherwise determined by the Committee or its delegate, "Compensation" shall exclude severance pay, bonuses, retirement income, change in control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.
(f) "CORPORATE TRANSACTION" means (i) a merger of the Company with or into another corporation (other than a merger whose sole purpose is to change the state of the Company's incorporation or a merger as a result of which the direct or indirect stockholders of the Company immediately prior to such merger or consolidation hold, directly or indirectly, less than 50% of the voting power of the surviving entity); (ii) the sale of substantially all of the assets or stock of the Company; or (iii) the complete liquidation or dissolution of the Company.
(g) "ENROLLMENT DATE" means the first date of an Offering Period.
(h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor thereto.
(i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of the Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.
(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
(j) "MAXIMUM SHARE AMOUNT" means, subject to applicable law, the maximum number of Shares that a Participant may purchase on any given Purchase Date, as determined by the Committee in its sole discretion.
(k) "NEW PURCHASE DATE" means the purchase date established pursuant to
Section 12 of the Plan.
(l) "OFFERING PERIOD" means a period of approximately 12 months consisting of consecutive Purchase Periods (or such other period as may be determined by the Committee), as set forth in Section 7.
(m) "OPTION" means an option granted pursuant to Section 7 of the Plan.
(n) "PARTICIPANT" means an eligible employee of the Company or a Participating Subsidiary who participates in the Plan.
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(o) "PARTICIPATING SUBSIDIARY" means a Subsidiary that is selected to participate in the Plan by the Committee in its sole discretion.
(p) "PAYROLL DEDUCTION ACCOUNT" means an account to which payroll deductions of a Participant are credited under Section 8(c) of the Plan.
(q) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.
(r) "PURCHASE DATE" means the last trading day of a Purchase Period.
(s) "PURCHASE PERIOD" means the approximately six-month period commencing after one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period will commence on the applicable Enrollment Date.
(t) "PURCHASE PRICE" means, with respect to each Share, 85% of the lesser of (i) the Fair Market Value of a Share on the Enrollment Date and (ii) the Fair Market Value of a Share on the Purchase Date, or such other purchase price as may be determined by the Committee.
(u) "SHARE" means a share of Common Stock of the Company.
(v) "SUBSIDIARY" means any corporation, partnership, joint venture or other legal entity of which the Company owns directly or indirectly, more than 50% of the total combined voting power of all classes of stock or other equity interests of such entity.
SECTION 3. Shares Subject To The Plan.
The total number of Shares subject to the Plan is 555,343. The Shares will consist in whole or in part of authorized but unissued Shares or treasury Shares, including Shares purchased on the open market or otherwise.
SECTION 4. Administration.
(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) interpret and administer the Plan; (iii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable; and (v) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b) All decisions of the Committee shall be final, conclusive and binding upon all persons.
SECTION 5. Eligibility.
Any individual who is employed by the Company or a Participating Subsidiary on a given Enrollment Date is eligible to participate in the Plan, subject to limitations imposed by Section 423 of the Code or as otherwise determined by the Committee. Notwithstanding the foregoing, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its Subsidiaries.
SECTION 6. Election to Participate.
Pursuant to procedures set forth by the Committee, Participants may elect to participate in a given Offering Period under the Plan prior to the Enrollment Date for such Offering Period. Enrollments shall remain in effect for subsequent Offering Periods, except as provided herein. A Participant shall not be enrolled in more than one Offering Period at any time.
SECTION 7. Offering Periods; Grant of Option on Enrollment; Purchase of Shares.
(a) The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on a date determined by the Committee. The first Offering Period and Purchase Period shall begin on June 14, 2004 and end on November 19, 2004. The next Offering Period and Purchase Period shall begin on November 20, 2004 and end on May 19, 2005. The timing of any subsequent Offering Periods and Purchase Periods shall be determined by the Committee.
(b) With respect to an Offering Period, each Participant enrolled in such Offering Period shall be granted as of the Enrollment Date an Option to purchase on each Purchase Date during the Offering Period a number of Shares equal to
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the lesser of (i) the Maximum Share Amount, (ii) $25,000 divided by the Fair Market Value of the Common Stock on the Enrollment Date, or (iii) the number determined by dividing (A) the amount accumulated in such Participant's Payroll Deduction Account as of the Purchase Date by (B) the Purchase Price.
(c) In the event that the Committee determines that the number of Shares that may be purchased on a Purchase Date may exceed the number of Shares available under Section 3, the Committee may in its discretion provide for a pro rata purchase on the Purchase Date, and may continue or terminate any Offering Periods then in effect.
SECTION 8. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
(a) Payroll deductions shall be made on each day that a Participant is paid during an Offering Period in respect of a payroll period with a payment date commencing after the Enrollment Date. The deductions shall be made as a percentage of the Participant's Compensation in 1% increments, from 1% to 10% of such Participant's Compensation, as elected by the Participant; provided that, in accordance with Section 423(b)(8) of the Code, no Participant shall be permitted to accrue rights to purchase Shares under this Plan (and any other employee stock purchase plan of the Company or any of its Subsidiaries) with an aggregate Fair Market Value (as determined as of the date the applicable option is granted) in excess of $25,000 for each calendar year in which such option is outstanding at any time.
(b) A Participant may discontinue his or her participation in the Plan as provided in Section 9, or may change the rate of his or her payroll deductions during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, subject to clause (a) above. The Committee may, in its discretion, limit the number of participation rate changes in any Offering Period. The change in rate shall be effective as soon as administratively feasible following the Company's receipt of the new authorization.
(c) All payroll deductions made with respect to a Participant shall be credited to the Participant's Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such Payroll Deduction Account, in either case except as otherwise required by law or as determined by the Committee. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions, except as otherwise required by law or as determined by the Committee. Except to the extent provided by the Committee, a Participant may not make any separate cash payments into such Participant's Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.
(d) On each Purchase Date, all funds then in the Participant's Payroll Deduction Account shall be applied to purchase Shares (or fractions thereof) pursuant to the automatic exercise of the Option granted on the Enrollment Date. The Committee may determine with respect to all Participants that any fractional shares shall be rounded down to the next lower whole share, in which event the resulting unused amount in any Participant's Payroll Deduction Account may be carried over into the next Purchase Period.
(e) Certificates representing the Shares purchased by a Participant under the Plan shall be issued to the Participant as soon as practicable following the end of each Purchase Period, except that the Committee may determine that such Shares shall be held for each Participant's benefit by a broker designated by the Committee.
(f) The Participant shall have no interest or voting right in the Shares covered by the Participant's Option until such Option is exercised and the covered Shares are registered in the name of the Participant.
SECTION 9. Withdrawal.
Each Participant may withdraw from participation prior to the end of an Offering Period or from the Plan in accordance with procedures set forth by the Committee. Upon a Participant's withdrawal from participation in respect of any Offering Period or from the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest, to such Participant (except as otherwise required by law or as determined by the Committee), and such Participant shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan in accordance with procedures set forth by the Committee prior to the applicable Enrollment Date.
SECTION 10. Termination of Employment.
A Participant shall cease to participate in the Plan upon the Participant's termination of employment for any reason (including death), and all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest, to such Participant. For purposes of the Plan, transfers from the Company or a Participating Subsidiary to another Participating Subsidiary or to the Company, as the case may be, shall not be a termination of employment. Employment shall not be deemed to terminate when the Participant goes on a leave of absence approved by the Company in writing, unless otherwise required by the Code and the applicable regulations.
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SECTION 11. Automatic Transfer to Low Price Offering Period.
To the extent permitted by any applicable laws and regulations, if the Fair Market Value of the Shares on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Shares on the Enrollment Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the purchase of their Shares on such Purchase Date and automatically re-enrolled in a new Offering Period as of the first business day after such Purchase Date.
SECTION 12. Adjustments Upon Certain Events.
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:
(a) In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number or type of Shares or other securities issued or reserved for issuance pursuant to the Plan,
(ii) the Purchase Price and/or (iii) any other affected terms hereunder.
(b) In the event of a Corporate Transaction, unless each outstanding Option shall be continued or assumed or an equivalent option substituted by the Company or the successor corporation or a parent or Subsidiary of the successor corporation, the Committee shall shorten any Offering Period then in progress by setting a New Purchase Date, which shall be before the date of the consummation of the Corporate Transaction. The Committee shall notify each Participant not less than 10 days prior to the New Purchase Date that (i) a New Purchase Date has been set and (ii) the Participant's Option will be exercised automatically on the New Purchase Date unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9. Each Offering Period then in effect shall terminate on such New Purchase Date.
SECTION 13. Nontransferability.
Unless otherwise determined by the Committee, Options granted under the Plan shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.
SECTION 14. Legal Compliance.
Shares shall not be issued hereunder unless the issuance and delivery of such Shares shall comply with all applicable laws and regulations, including the federal and state securities laws and the regulations of any stock exchange or other securities market on which the Company's securities are traded.
SECTION 15. No Right to Employment.
The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.
SECTION 16. Amendment or Termination of the Plan.
(a) The Plan shall continue until the earliest to occur of the following: (i) termination of the Plan by the Board, (ii) issuance of all of the Shares reserved for issuance under the Plan or (iii) the twentieth anniversary of the effective date of the Plan.
(b) The Committee may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no amendment, alteration or discontinuation shall be made (x) without the approval of the stockholders of the Company if such amendment, alteration or discontinuation would (except as is provided in Section 12) increase the total number of Shares reserved for purposes of the Plan or as otherwise required by applicable laws or regulations, or (y) without the consent of a Participant if such amendment, alteration or discontinuation would materially diminish any of the rights or obligations under any Option theretofore granted to such Participant under the Plan (except as otherwise provided in this Section 16).
(c) Notwithstanding clause (y) of Section 16(b), the Committee may amend or terminate the Plan, including with respect to any Offering Periods then in effect, without consent of the Participants in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws or in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences for the Company.
(d) Notwithstanding clause (y) of Section 16(b), the Committee shall have the power at any time to change the duration and timing of current and future Offering Periods and Purchase Periods; provided that in no event shall any such Offering Period be longer than 27 months.
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SECTION 17. Taxes.
At the time the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise. At any time, the Company, may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.
SECTION 18. Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.
SECTION 19. Effectiveness of the Plan.
The Plan shall become effective as determined by the Board, subject to stockholder approval as required by law or applicable tax regulations.
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VIEW MATERIALS & VOTE

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V16067-P83408

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ULTRA CLEAN HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Clarence L. Granger	☐	☐	☐
1b. James P. Scholhamer	☐	☐	☐
1c. David T. ibnAle	☐	☐	☐
1d. Emily M. Liggett	☐	☐	☐
1e. Thomas T. Edman	☐	☐	☐
1f. Barbara V. Scherer	☐	☐	☐
1g. Ernest E. Maddock	☐	☐	☐
1h. Jacqueline A. Seto	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 5 and 6.

	For	Against	Abstain
2. Ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm of Ultra Clean Holdings, Inc. for fiscal 2023.	☐	☐	☐
3. Approval, by an advisory vote, of the compensation of Ultra Clean Holdings, Inc.'s named executive officers for fiscal 2022 as disclosed in our proxy statement for the 2023 Annual Meeting of Stockholders.	☐	☐	☐
5. Approval of Ultra Clean Holdings, Inc.'s Amended and Restated Stock Incentive Plan as amended and restated to increase the number of shares of common stock issuable by an additional 2,000,000 shares.	☐	☐	☐
6. Approval of Ultra Clean Holdings, Inc.'s Employee Stock Purchase Plan as amended and restated to increase the number of shares of common stock issuable by an additional 500,000 shares and extend the term of the Plan to October 21, 2044.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on Proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Approval, by an advisory vote, of the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: Such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof will be voted on by the proxies in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ULTRA CLEAN HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 17, 2023
12:30 p.m. Pacific Daylight Time

Via live webcast at www.virtualshareholdermeeting.com/UCTT2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V16068-P83408

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Wednesday, May 17, 2023.

This proxy will be voted as directed, or if no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 5 and 6 and "1 YEAR" for Item 4.

By signing the proxy, you revoke all prior proxies and appoint James P. Scholhamer and Sheri L. Savage, and each of them acting in the absence of the other, with full power of substitution, to vote the shares on the matters shown on the reverse side and in their discretion on any other matters which may properly come before the Annual Meeting and all adjournments.

Continued and to be signed on reverse side